UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CHAPARRAL STEEL COMPANY

(Name of Registrant as Specified in Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHAPARRAL STEEL COMPANY

300 Ward Road

Midlothian, Texas 76065

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 29, 2006

Dear Stockholder:

You are invited to attend the 2006 Annual Meeting of Stockholders to be held on Tuesday, August 29, 2006 in Dallas, Texas.

At the annual meeting we will consider proposals to:

•	Elect directors;

•	Ratify our Amended and Restated 2005 Omnibus Equity Compensation Plan; and

•	Adopt and approve a proposed 2006 Omnibus Incentive Compensation Plan.

I look forward to seeing you at the annual meeting.

Sincerely,

TOMMY A. VALENTA President and Chief Executive Officer

Midlothian, Texas

August 1, 2006

YOU MAY VOTE BY INTERNET, TELEPHONE OR BY MAIL. THE ENCLOSED PROXY CARD CONTAINS INSTRUCTIONS FOR VOTING BY TELEPHONE OR BY INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES IN PERSON.

CHAPARRAL STEEL COMPANY

300 Ward Road

Midlothian, Texas 76065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 29, 2006

Dear Stockholder:

We will hold this year’s annual meeting of stockholders on August 29, 2006, at 9:00 a.m., local time, at the Salons Meeting Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. At the meeting, we will ask you to consider and vote on the re-election of Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams to our Board of Directors. If re-elected, each will, unless they sooner die, resign or are removed, serve for a three-year term that will expire at our 2009 annual meeting of stockholders. We will also ask you to consider and vote upon proposals to ratify the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan and approve and adopt the Chaparral Steel Company 2006 Omnibus Incentive Plan.

A complete list of the stockholders entitled to vote at our 2006 annual meeting of stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the offices of Winstead Sechrest & Minick P.C., Renaissance Tower, 1201 Elm Street, Suite 5400, Dallas, Texas. The custodian of the list at that location is Mr. Christopher Williams.

We will also consider and act upon any other matter that is properly brought before the meeting.

If you were a stockholder of record at the close of business on July 13, 2006, you are entitled to notice of and to attend the meeting. You are also entitled to vote on the above-referenced matters and upon any other matters presented to stockholders at the meeting.

By Order of the Board of Directors,

ROBERT E. CRAWFORD, JR. Secretary

Midlothian, Texas

August 1, 2006

YOU MAY VOTE BY INTERNET, TELEPHONE OR BY MAIL. THE ENCLOSED PROXY CARD CONTAINS INSTRUCTIONS FOR VOTING BY TELEPHONE OR BY INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES IN PERSON.

i

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

On or about August 1, 2006, we began mailing this proxy statement and the enclosed form of proxy card to stockholders of record as of the close of business on July 13, 2006. Only stockholders of record as of the close of business on July 13, 2006, are entitled to notice of, to attend and to vote at the meeting. This proxy statement is intended to advise our stockholders regarding when and where we will hold our annual meeting of stockholders and provide information regarding:

•	the three directors who have been nominated for re-election to our Board of Directors;

•	the proposal to ratify the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan; and

•	the proposal to approve and adopt the Chaparral Steel Company 2006 Omnibus Incentive Plan.

On July 12, 2006, our Board of Directors declared a “two-for-one” stock dividend payable on September 1, 2006 to all stockholders of record on August 15, 2006. Since both the payment date and record date are subsequent to the record date for determining stockholders entitled to notice of, to attend and to vote at our 2006 annual meeting of stockholders, none of the share amounts included in this proxy statement have been adjusted to reflect such stock dividend.

At the close of business on July 13, 2006, there were 23,108,522 shares of our common stock issued, outstanding and entitled to vote and approximately 2,030 stockholders of record. Each stockholder of record is entitled to one vote for each share of our common stock owned by that stockholder as of the close of business on July 13, 2006.

If you received more than one proxy statement, your shares are probably registered in names that are not identical or are held in more than one account. Please vote each proxy card you received.

In some cases, only one copy of our 2006 Annual Report to Stockholders and this proxy statement are being delivered to multiple stockholders sharing a single address. Upon written or oral request, we will deliver a separate copy of our 2006 proxy materials and similar materials distributed by us in the future to stockholders sharing a single address. If, on the other hand, you have received multiple copies of our 2006 Annual Report to Stockholders and this proxy statement and, in the future, wish to receive a single copy of similar materials, we will, upon receipt of your written or oral request, limit future deliveries of such materials to a single copy. Written requests regarding the number of copies you would like to receive should be sent to Chaparral Steel Company, 300 Ward Road, Midlothian, Texas 76065, Attention: Secretary. Oral requests should be made by calling our corporate Secretary at (972) 775-8241.

According to our bylaws, to conduct business at our 2006 annual meeting of stockholders, the holders of at least a majority of our outstanding shares must be present. A stockholder will be deemed to be “present” if the stockholder is present in person or represented by proxy at the meeting.

If the holders of less than a majority of our outstanding shares are present at the meeting, we will adjourn the meeting to a later date. If the August 29, 2006 meeting of stockholders is adjourned, we may announce the date, time and place of the new meeting at the August 29 meeting prior to its adjournment.

If enough stockholders are present at the meeting to conduct business, we will vote on the following:

(i)	The election of nominees to our Board of Directors. The nomination of each of Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams has been unanimously approved by our Board of Directors. Our Board of Directors unanimously recommends you vote FOR the re-election of each of Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams;

(ii)	The proposal to ratify our Amended and Restated 2005 Omnibus Equity Compensation Plan. This proposal has been unanimously approved by our Board of Directors. Our Board of Directors recommends that you vote FOR the ratification of this plan; and

(iii)	The proposal to approve and adopt our 2006 Omnibus Incentive Plan. This proposal has been unanimously approved by our Board of Directors. Our Board of Directors recommends that you vote FOR the approval and adoption of this plan.

After voting on the foregoing matters, we will discuss and take action with respect to any other matter properly brought before the meeting. Also, certain of our executive officers will report on our recent financial results and current operations and will be available to respond to appropriate questions.

You may cast your own vote in person at the meeting or by telephone or the Internet. The enclosed proxy card contains instructions on voting by telephone or by means of the Internet. In addition, you may mark voting instructions on the enclosed proxy card, date and sign the proxy card, and return it in the enclosed, pre-addressed, postage-paid envelope. The proxies named on the proxy card will then vote your shares at the meeting as you have directed. We encourage you to return your completed proxy card now even if you plan to attend the meeting in person. If your shares are held in a brokerage account, you may receive different voting instructions from your broker.

You may change your vote on any proposal at any time before the voting with respect to such proposal is completed. The grant of a proxy may be revoked by:

•	filing with our Secretary, at or before the meeting, a written and signed notice of revocation reflecting a date later than the date set forth on your proxy card;

•	properly executing and delivering a proxy card relating to the same shares which reflects a date subsequent to the date set forth on your prior proxy card;

•	voting by telephone or the Internet on a date subsequent to the date set forth on your proxy card; or

•	attending the meeting and voting your shares in person; however, mere attendance at the meeting will not in and of itself constitute a revocation of a previously granted proxy.

Any notice revoking a proxy should be sent in writing to Chaparral Steel Company, 300 Ward Road, Midlothian, Texas 76065, Attention: Secretary, or delivered to our Secretary at our 2006 annual meeting of stockholders prior to the completion of voting.

Our Board of Directors has appointed two inspectors of election for the meeting. Those inspectors will determine if a quorum exists and count the votes cast. Abstentions, “withheld votes” and “broker non-votes” are counted as present and entitled to vote for purposes of determining if a quorum exists. Broker non-votes are shares held by brokers or nominees as to which the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary power to decide how to vote the shares.

Shares constituting broker non-votes, withheld votes and abstentions are not counted for the purpose of electing directors. For the purpose of determining whether a proposal has received the requisite approval, (i) shares constituting broker non-votes will not be counted and will have no impact on the vote totals and (ii) shares constituting abstentions will, except in connection with proposals involving the election of directors, be included in the vote totals with the result that abstentions will have the same effect as a negative vote.

Please understand that by signing and returning the enclosed proxy card you are appointing Tommy A. Valenta, our President and Chief Executive Officer, and Robert E. Crawford, Jr., our Vice President, Secretary and General Counsel, as your proxies. They will vote on the matters described in this proxy statement in accordance with the voting instructions marked by you on the enclosed proxy card. If no instructions are marked on those proxy cards, Mr. Valenta and Mr. Crawford presently intend to vote all shares represented by such proxy cards FOR the re-election of each of the nominees for director, FOR the proposal to ratify our Amended and Restated 2005 Equity Compensation Plan and FOR the proposal to approve and adopt our 2006 Omnibus Incentive Plan. If any other matter requiring a stockholder vote is properly raised at the meeting, Mr. Valenta and Mr. Crawford will have the authority to exercise their discretion in voting on such issues on your behalf.

Each of Mr. Clariond, Mr. Mahaffey and Ms. Williams has agreed to stand for re-election to our Board of Directors and to serve if re-elected. We are not aware of any circumstances which would prevent any of them from standing for re-election or serving if re-elected. However, if unforeseen circumstances arise which cause one or more of these nominees to be unable to stand for re-election or to serve if re-elected, then our Board of Directors:

•	may determine not to fill the vacancy on our Board of Directors created by the nominee’s inability to stand for re-election; or

•	may reduce the size of our Board of Directors.

Each nominee for election as a director must receive the affirmative vote of the holders of a plurality of the shares voted at the meeting to be elected to our Board of Directors. Cumulative voting for directors is not permitted.

The proposal to ratify our Amended and Restated 2005 Omnibus Equity Compensation Plan and the proposal to approve and adopt our 2006 Omnibus Incentive Plan must each receive the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting to be approved. Each other proposal properly presented at our 2006 annual meeting of stockholders will require the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting unless otherwise provided by law, our certificate of incorporation or an agreement to which we are a party.

Chaparral Steel Company will pay for the costs of this proxy solicitation. Our directors, officers and employees may solicit proxies on our behalf. If they do so, they will not receive any additional compensation. However, they may be reimbursed for out-of-pocket proxy solicitation expenses incurred by them. Proxies may be solicited in person, by mail, by telephone, by email, by facsimile, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of our common stock.

Stockholder proposals for consideration at our 2007 annual meeting of stockholders must follow the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and our bylaws. To be timely under Rule 14a-8 and our bylaws, stockholder proposals must be received by us no later than April 3, 2007. Notice of such proposals must set forth a brief description of the matter, the reason for presenting the matter at the meeting, the name and address of the presenting stockholder, the number of shares of common stock owned by the presenting stockholder and any material interest of the presenting stockholder in the matter to be presented. A copy of our bylaws is available on our website at http://www.chapusa.com.

If a stockholder wishes to nominate a candidate for election to our Board of Directors at our 2007 annual meeting of stockholders, our bylaws and policies require that the stockholder submit notice of the nomination to our Secretary for delivery to the Governance Committee of our Board of Directors not later than April 3, 2007. In the case of a special meeting of stockholders at which one or more directors are to be elected, such nomination must be submitted not more than seven days after we publicly announce the date of such meeting. Emailed nominations will not be considered. The nominating stockholder’s notice must include the following information:

•	the name and address of the nominating stockholder;

•	the name, occupation and business and residence address of the nominee;

•	the number of shares of our common stock beneficially owned by the nominating stockholder;

•	a description of any arrangements or understandings between the nominating stockholder and the nominee, if any;

•	a description of all known relationships between the nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests in us;

•	the information regarding the nominee that would be required by the Securities and Exchange Commission (the “SEC”) for inclusion in a proxy statement if we had nominated the nominee;

•	a statement describing how the nominee satisfies the qualifications required by our policy regarding the nomination of directors (including, without limitation, any independence requirements imposed by the SEC or any listing agreement pursuant to which our securities are listed for trading on any stock exchange or automated quotation system) and describing the contributions that the nominee is expected to make to our Board of Directors and to our governance;

•	a representation by the nominating stockholder that he, she or it intends to appear at the applicable meeting to make the nomination;

•	a statement of whether the nominating stockholder intends to remain a stockholder of ours through the date of our next annual meeting of stockholders; and

•	the signed consent of the nominee to be nominated and, if elected, to serve as a member of our Board of Directors.

With respect to persons nominated by our Governance Committee, the information with respect to the nominating stockholder is not required. Copies of our bylaws and the policies adopted by our Governance Committee with respect to nominations for election as a director are available on our website at http://www.chapusa.com.

All proposals and nominations submitted by stockholders must comply with all applicable laws and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Chairman of the meeting may refuse to allow the transaction of any business not proposed in compliance with the foregoing procedures. You may submit a proposal or nomination in writing to Chaparral Steel Company, 300 Ward Road, Midlothian, Texas 76065, Attention: Secretary.

We have not received notice of any stockholder proposals or director nominations to be presented at our 2006 annual meeting of stockholders.

Our Annual Report to Stockholders for the fiscal year ended May 31, 2006, includes our Annual Report on Form 10-K (including financial statements and financial statement schedules but excluding exhibits) and is enclosed with this proxy statement. If you would like to receive copies of the exhibits to our Annual Report on Form 10-K, we will provide those copies upon request. However, we may charge a reasonable fee for providing such copies. A request for copies of exhibits should be made by mailing such request to Chaparral Steel Company, 300 Ward Road, Midlothian, Texas 76065, Attention: Secretary. Our Annual Report on Form 10-K, including exhibits, is available free of charge on the SEC’s website at www.sec.gov and on our website at http://www.chapusa.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our certificate of incorporation divides our Board of Directors into three classes, with each class serving a three-year term. One class of directors is elected at each annual meeting of our stockholders. The terms of our Class I directors, Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams, expire at our 2006 annual meeting of stockholders. In accordance with our bylaws, the number of directors constituting our Board of Directors is presently set at eight by resolution of our Board of Directors.

Our Board of Directors has nominated each of Mr. Clariond, Mr. Mahaffey and Ms. Williams for re-election to serve until our 2009 annual meeting of stockholders and until their respective successor is elected and qualifies. If you properly complete and timely return the enclosed proxy card, Mr. Valenta and Mr. Crawford will vote your shares for the election of these nominees unless you withhold authority to vote for any of them. The Board of Directors recommends you vote “FOR” the re-election of each of Mr. Clariond, Mr. Mahaffey and Ms. Williams.

Information regarding Mr. Clariond, Mr. Mahaffey and Ms. Williams is set forth below.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF EACH OF MR. CLARIOND, MR. MAHAFFEY AND MS. WILLIAMS TO OUR BOARD OF DIRECTORS.

Eugenio Clariond, age 62, joined our Board of Directors on July 6, 2005. Mr. Clariond serves as the Chair of our Governance Committee and as a member of our Compensation Committee. His term as a Director will expire at our 2006 annual meeting of stockholders. Mr. Clariond is Chairman of the Board and Chief Executive Officer of Grupo IMSA, S.A. (steel processor, auto parts, aluminum and plastic construction products) of Monterrey, Mexico. He has been the Chief Executive Officer of Grupo IMSA, S.A. since 1981. Mr. Clariond also serves on the Board of Directors of Navistar International Corporation, Johnson Controls, Inc. and The Mexico Fund, Inc.

Joseph D. Mahaffey, age 61, joined our Board of Directors on May 31, 2006 and serves as a member of both our Compensation Committee and our Governance Committee. His term as a Director will expire at our 2006 annual meeting of stockholders. Since 2000, Mr. Mahaffey has been engaged in consulting in the financial and private equity sectors of the economy. From 1995 to 2000, he was a Managing Director-Partner of the Fremont Group (a private equity investment firm) and served as President of Fremont Energy (a private oil and gas production company). Mr. Mahaffey earned a Bachelor of Business Administration degree from the University of Notre Dame in 1967. He serves as a director of Growth Capital Partners (an investment and merchant banking firm) and Southwest Mezzanine Investors (an investment firm).

Elizabeth C. Williams, age 63, joined our Board of Directors on July 6, 2005. Ms. Williams serves as the Chair of our Audit Committee and as a member of our Executive Committee. Her term as a Director expires at our 2006 annual meeting of stockholders. Since 1991, Ms. Williams has been the Treasurer of Southern Methodist University. From 1989 to 1999, Ms. Williams was the Vice President for Business and Finance at Southern Methodist University.

There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated for election. There are no family relationships between any of our directors, nominees for election as a director and/or executive officers.

The following persons are the members of our Board of Directors whose terms will continue after this year’s annual meeting:

James M. Hoak, Jr., age 62, joined our Board of Directors on July 22, 2005. Mr. Hoak serves as our Chairman of the Board (non-executive) and as a member of our Executive Committee. His term as a Director will expire at our 2007 annual meeting of stockholders. Mr. Hoak has served as Chairman of Hoak Media, LLC, a television broadcaster, since its formation in August 2003. He also has served as Chairman and a Principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He served as Chairman of Heritage Media Corporation from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. From 1971 to 1987, he served as President and Chief Executive Officer of Heritage Communications, Inc., a diversified cable television and communications company, and as its Chairman and Chief Executive Officer from August 1987 to December 1990. He is also a Director of Da-Lite Screen Company, Inc., PanAmSat Corporation, and Pier 1 Imports, Inc.

Ronald J. Gafford, age 56, joined our Board of Directors on July 22, 2005. Mr. Gafford serves as Chair of our Compensation Committee and as a member of our Governance Committee. His term as a Director will expire at our 2007 annual meeting of stockholders. Mr. Gafford has served as the President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial and industrial construction company, since 2001 and served as Austin Industries’ President beginning in 1996. Mr. Gafford also serves as the Chairman of British American Insurance Company. Mr. Gafford earned his Bachelor of Science degree from Texas A&M University in 1972 and his AMP from Harvard University’s Graduate School of Business in 1987. Mr. Gafford currently serves as a member of the board of directors of the Dallas Symphony Association, the Greater Dallas Chamber of Commerce, the Dallas Citizens Council, Trinity Industries, Inc., the Interfaith Housing Coalition Foundation and the Preston Hollow Presbyterian Church Foundation.

Joseph M. Grant, age 67, joined our Board of Directors on July 22, 2005. Mr. Grant serves on our Audit Committee. His term as a Director will expire at our 2008 annual meeting of stockholders. Mr. Grant has served as the Chairman and Chief Executive Officer of Texas Capital Bancshares Inc. since 1998 and is also Chairman of Texas Capital Bank and its Internet division, BankDirect. From 1990 to 1998, Mr. Grant was Executive Vice President and Chief Financial Officer of EDS and co-led the successful spin-off of EDS from its parent, General Motors. Mr. Grant earned his Bachelor of Business Administration degree from Southern Methodist University and his Master of Business Administration and a Doctorate in Finance and Economics from the University of Texas. Mr. Grant serves on the Board of Directors of Vignette Corporation, KERA (public television), MD Anderson Cancer Center, Southern Methodist University’s Tate Lecture Series, Communities Foundation of Texas and Wingate Partners.

Tommy A. Valenta, age 57, has been a Director since we were incorporated in February 2005. Mr. Valenta is the Chair of our Executive Committee. Mr. Valenta’s term as a Director will expire at our 2008 annual meeting of stockholders. Mr. Valenta has been our President and Chief Executive Officer since February 2005. Mr. Valenta joined Texas Industries, Inc. in 1970. He held various positions in the Texas Industries organization including General Manager, Division Vice President for Aggregate Development, North Texas Ready-mix, Transportation, Cement Marketing and Concrete. He was appointed Executive Vice President, Steel in 1998. Throughout his career, Mr. Valenta has served as a director for various industry associations including the American Institute of Steel Construction, the International Iron and Steel Institute and the Steel Manufacturers Association.

Ian Wachtmeister, age 74, joined our Board of Directors on July 22, 2005. Mr. Wachtmeister serves on our Audit Committee. His term as a Director will expire at our 2008 annual meeting of stockholders. Mr. Wachtmeister is the Chief Executive Officer and Chairman of The Empire, AB (trading company) of Stockholm, Sweden. He has been Chief Executive Officer of The Empire, AB since 1983. Mr. Wachtmeister has extensive experience with steel and metals companies, including experience related to research and development, exporting and general management and was previously the Chief Executive Officer of a major steel company in Sweden. In addition, Mr. Wachtmeister holds a Master of Science degree in metallurgy.

PROPOSAL TWO: RATIFICATION OF AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN

Background of the 2005 Plan.

We adopted the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (the “2005 Plan”) on July 21, 2005. On the same date, Texas Industries, Inc., our sole stockholder at the time, also adopted and approved the 2005 Plan. The purposes of the 2005 Plan are to promote our success and enhance our value by linking the personal interests of our employees, officers and directors to those of our stockholders and by providing participants with an incentive for outstanding performance. The 2005 Plan is further intended to provide us with flexibility to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of our operations is largely dependent. The 2005 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Reasons for Seeking Ratification of the 2005 Plan.

We are not proposing any changes or amendments to the 2005 Plan. We are only requesting that stockholders ratify the 2005 Plan in its current form so that future awards of stock options and stock appreciation rights under the 2005 Plan which are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) will continue to be fully deductible by us. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any one year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). We believe that all current awards of stock options and stock appreciation rights made pursuant to the 2005 Plan qualify for exemption from the deduction limitations of Section 162(m) of the Code. However, unless the 2005 Plan is ratified by our stockholders at our 2006 annual meeting of stockholders, future awards of stock options and stock appreciation rights will no longer qualify for such exemption. Our inability to maximize the deduction of compensation paid by us would have an adverse impact on us.

Consequences of Failing to Ratify the 2005 Plan.

In the event our stockholders fail to approve the proposal to ratify the 2005 Plan, the 2005 Plan will remain in effect. However, future stock option awards and stock appreciation rights paid to our Covered Employees will not qualify as performance based compensation awards that are exempt from the deduction limits of Section 162(m) of the Code. This failure will deprive us of the ability to take a deduction on our corporate tax return for the portion of the compensation paid pursuant to these awards that exceeds the $1,000,000 limitation.

The following summary describes the principal features of the 2005 Plan. This summary should be read in conjunction with the full text of the 2005 Plan which is set forth in Appendix II and is incorporated herein by reference.

Eligibility to Participate.

Persons eligible to participate in the 2005 Plan include our employees and officers (or those of our subsidiaries or affiliates) and our non-employee directors (“Eligible Individuals”). At the current time there are approximately 1,450 Eligible Individuals. The Compensation Committee may, from time to time, select from all Eligible Individuals, those to whom awards will be granted and may determine, in its sole discretion, the amount, nature of and terms of any award. Such determinations will be made by our Board of Directors with respect to non-employee director awards and awards to our Chief Executive Officer. In addition, the Compensation

Committee may delegate to one or more of our officers the authority to designate employees to receive awards and determine the size of such awards. The Compensation Committee cannot delegate such authority with respect to employees deemed to be “insiders” under the 2005 Plan. Each Eligible Individual who is designated to receive an award under the 2005 Plan will be a “Participant.”

Authorized Awards.

The 2005 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock (both incentive stock options and nonqualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance units and performance shares; and

•	other stock-based awards.

Limitations on the Size of Awards.

The maximum number of shares of our common stock that may be subject to all awards granted under the 2005 Plan to any one Participant during any one calendar year is 500,000.

Since all awards will be made at the discretion of the Compensation Committee or Board of Directors, it is not possible to determine the amount, timing or recipients of future awards. Therefore, it is not possible to determine the benefits or amounts that will be received by particular Eligible Individuals or groups pursuant to the 2005 Plan in the future.

Administration of the 2005 Plan.

The 2005 Plan is administered by our Compensation Committee; provided, however, pursuant to the Charter of our Compensation Committee, all matters relating to the compensation of our Chief Executive Officer must be approved by our Board of Directors. Insofar as the following discussion is applicable to awards made or to be made to our Chief Executive Officer, the authority of the Compensation Committee with respect to such awards is limited by the requirement of obtaining approval of such award(s) from our Board of Directors.

Our Compensation Committee has the authority to designate Eligible Individuals as Participants; determine the type or types of awards to be granted to each Participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations it may deem advisable to administer the 2005 Plan; and make all other decisions and determinations that may be required under the 2005 Plan. Our Board of Directors may at any time administer the 2005 Plan. If it does so, it will have all the powers of the Compensation Committee.

Grant of Awards.

Stock Options. The Compensation Committee is authorized to grant incentive stock options or nonqualified stock options under the 2005 Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. All awards of options must be evidenced by a written award agreement with the Participant, which will include any provisions specified by the Compensation Committee. However, the exercise price of an incentive stock option may not be less than the fair market value of the underlying stock on the date of grant. No option may have a term of more than 10 years. Any incentive stock option which fails to comply with Section 422 of the Code for any reason will result in the reclassification of the option as a nonqualified stock option and will be exercisable as such. Options will be exercised by delivery of written notice to us, setting forth the number of whole shares of common stock with respect to which the option is to be exercised, accompanied by full payment for the underlying shares and any amounts we are required to withhold for payment of taxes. The exercise price of an option will be payable either (i) in cash; (ii) if permitted by the Compensation Committee, in its sole discretion, by tendering previously acquired, unrestricted shares of common stock that have been held by the Participant for at least six months or have been purchased on the open market and have an aggregate fair market value at the time of exercise equal to the total exercise price; (iii) in a combination of the forms of payment specified in (i) and (ii); or (iv) in any other method approved by the Compensation Committee in its sole and absolute discretion.

Stock Appreciation Rights. The Compensation Committee may grant SARs under the 2005 Plan. Upon the exercise of a SAR, the Participant has the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the SAR as determined by the Compensation Committee, which will generally not be less than the fair market value of one share of our common stock on the date of grant. All awards of SARs must be evidenced by a written award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (which may be cash, shares of our common stock or a combination of both), and any other terms and conditions of the SAR, as determined by the Compensation Committee at the time of grant.

Restricted Stock Awards and Restricted Stock Units. The Compensation Committee may make awards of restricted stock or restricted stock units. Restricted stock is a grant of shares of our common stock that is subject to a risk of forfeiture, restrictions on transferability and any other restrictions the Compensation Committee may impose, including, without limitation, restrictions based upon the achievement of specific performance goals, time based restrictions on vesting following the attainment of the performance goals or other time-based restrictions. Restricted stock units are similar to restricted stock except that no shares of common stock are actually awarded to the Participant at the date of grant; instead, the Participant obtains a right to receive common stock or cash at the end of a specified period when the applicable restrictions have lapsed. The Compensation Committee may grant Participants holding restricted stock the right to exercise full voting rights with respect to such stock. There will be no voting rights with respect to restricted stock units. All awards of restricted stock and restricted stock units must be evidenced by a written award agreement reflecting the specific terms of the award. Unless required by the Compensation Committee in its sole discretion, a Participant will not be required to make any payment for a restricted stock award or an award of restricted stock units.

Performance Units and Performance Shares. The Compensation Committee is authorized to grant performance units or performance shares to Participants subject to such terms and conditions as may be selected by the Compensation Committee and subject to any specific performance criteria established by the Compensation Committee. Performance units and performance shares do not represent any actual ownership interest in Chaparral Steel Company. The performance units and performance shares may be settled in cash or shares of our common stock (or a combination of both) as determined by the Compensation Committee. Each performance unit or performance share will have an initial value established by the Compensation Committee at the time of grant equal to the fair market value of one share of our common stock on the date of grant. The value and/or number of performance units or performance shares that are paid out to a Participant will depend on the extent to which the applicable performance criteria are met. At the discretion of the Compensation Committee, Participants holding performance shares may be entitled to receive dividend equivalents with respect to dividends, if any, declared on our shares. Such dividend equivalents may be paid in the form of cash, shares of our common stock, restricted stock or restricted stock units and may be subject to other conditions established by the Compensation Committee. All awards of performance units or performance shares must be evidenced by a written award agreement reflecting the specific terms of the award.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to Participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan, including without limitation shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, and awards valued by reference to book value of shares of our common stock or the value of securities of or the performance of specified parent or subsidiary entities. The Compensation Committee will determine the terms and conditions of any such awards.

Limitations on Transfer and Beneficiaries.

No award is assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A Participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any award on the Participant’s death.

Acceleration of Awards.

A Participant’s award agreement will set forth the extent to which the Participant will have the right to exercise the award following termination of the Participant’s employment with us and/or our subsidiaries. The terms and conditions applicable to such rights will be determined in the sole discretion of the Compensation Committee.

Unless otherwise set forth in an award agreement, upon (1) our dissolution or liquidation, (2) a sale of substantially all of our assets, if the acquiring entity does not substitute new and equivalent awards for the outstanding awards under the 2005 Plan, or (3) a merger or consolidation in which the surviving entity does not substitute new and equivalent awards for the outstanding awards under the 2005 Plan, every award then outstanding will become fully vested and exercisable, all restrictions on such awards will lapse and each Participant may exercise any award that is in the form of an option or SAR, in whole or in part, prior to or simultaneously with such event. Unless otherwise set forth in an award agreement, upon the occurrence of any such event, any option or SAR not exercised will terminate. In addition, unless otherwise set forth in an award agreement, upon the occurrence of such an event, we will have the option to cancel every outstanding award (other than options and SARs) and to pay the holder of such awards the value of those awards as determined by our Board of Directors or Compensation Committee.

Amendment and Termination of the 2005 Plan.

Our Board of Directors or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the 2005 Plan without stockholder approval; but they may condition any amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2005 Plan may adversely affect any award previously granted under the 2005 Plan without the written consent of the affected Participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the Participant and, unless approved by the stockholders or permitted by the anti-dilution provisions of the 2005 Plan, the exercise price of an outstanding option may not be reduced. Except as otherwise provided in the 2005 Plan, awards issued under the 2005 Plan may not be re-priced, replaced, or re-granted through cancellation or by lowering the option price of previously granted options without stockholder approval.

Federal Tax Consequences.

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2005 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2005

Plan may vary depending on the Participant’s particular situation and may, therefore, be subject to special rules not discussed below. In addition, stock options or SARs with an exercise price less than the fair market value of our common stock on the date of grant, restricted stock units, performance units, performance shares and certain other awards that may be granted pursuant to the 2005 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. We do not currently intend to grant such awards under the 2005 Plan, but if, in the future, we do grant such awards we currently intend to structure the award to comply with those restrictions and avoid the additional taxes and interest imposed by Section 409A of the Code. This summary does not purport to be complete.

Employees

Nonqualified stock options; stock appreciation rights; incentive stock options. Participants will not realize taxable income upon the grant of a nonqualified stock option or a SAR. Upon the exercise of a nonqualified stock option or SAR, a Participant will recognize ordinary compensation income (subject to withholding, as discussed under “Withholding” below) in an amount equal to the excess of (i) the amount of cash and the fair market value of our common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of the incentive stock option. Upon the exercise of an incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of our common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph. There is no withholding obligation imposed on us with respect to a Participant’s Disqualifying Disposition.

Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonqualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of our common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of our common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2005 Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Limitations on Transfer and Beneficiaries,” above. For income and gift tax purposes, certain transfers of nonqualified stock options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than pursuant to a domestic relations order). However, the IRS informally has indicated that after a transfer of stock options (other than pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If nonqualified stock options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of our common stock, the potential for future appreciation or depreciation of the shares, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $11,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Stock Awards. A Participant will not have taxable income at the time of grant of an award in the form of restricted stock units, but rather, will generally recognize ordinary compensation income (subject to withholding, as discussed under “Withholding” below) at the time the Participant receives shares of our common stock or cash in satisfaction of the restricted stock units in an amount equal to the fair market value of the common stock or amount of cash received. In general, a Participant will recognize ordinary compensation income (subject to withholding, as discussed under “Withholding” below) as a result of the receipt of shares of our common stock pursuant to a stock award or a restricted stock award in an amount equal to the fair market value of the shares of our common stock when such shares are received; provided, however, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of our common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received in cases where a Participant does make a valid election under Section 83(b) of the Code.

Subject to the discussion “Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Performance Units and Performance Shares. Recipients of performance units and performance shares generally should not recognize income until such awards are converted into cash or shares of our common stock. Upon conversion, the Participant will normally recognize taxable ordinary compensation income (subject to withholding, as discussed under “Withholding” below) for federal income tax purposes equal to the amount of cash and the fair market value of the shares of our common stock, if any, received upon such conversion. The tax basis in any shares of our common stock received by a Participant will equal the amount recognized by the Participant as compensation income and the Participant’s capital gains holding period in those shares will commence on the date of receipt of the shares. The Participant will recognize gain upon the disposition of any shares of our common stock received upon conversion of performance units or performance shares equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary compensation income recognized with respect to such shares under the principles set forth above.

Subject to the discussion “Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Withholding. A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the Participant recognizes income under the rules described above with respect to shares of our common stock or cash received. Dividends that are received by a Participant prior to the time that the receipt of shares of our common stock becomes taxable to the Participant under the rules described in the preceding paragraphs are taxed as additional compensation, not as dividend income. The tax basis in the shares received by a Participant will equal the amount of cash (if any) paid by the Participant plus the amount recognized by the Participant as ordinary compensation income under the rules described in the preceding sentence and preceding paragraphs, and the Participant’s capital gains holding period in those shares will commence on the date on which the Participant recognizes ordinary income compensation with respect to such shares.

Subject to the discussion “Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary compensation income recognized by a Participant under the foregoing rules.

Non-Employee Directors.

Awards under the 2005 Plan to non-employee directors are generally subject to the same tax consequences as are noted above, with respect to such an award to our employees, however, non-employee directors must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an award under the 2005 Plan. We may, but are not required to make arrangements with a non-employee director to assist the director in satisfying any tax obligation the non-employee director may have with respect to an award under the 2005 Plan.

Tax Code Limitations on Deductibility.

For the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability to obtain a deduction for future payments under the 2005 Plan could also be limited by the “golden parachute payment” rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

Finally, our ability to obtain a deduction for amounts paid under the 2005 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of publicly traded corporations to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In the case of the 2005 Plan, upon shareholder approval of such plan as described in this proxy statement, grants of stock options and SARs will constitute performance-based compensation and will be exempt from the $1,000,000 deductibility limitation.

Application of Code Section 409A.

Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, SARs, performance share awards and stock unit programs. Generally speaking, Code Section 409A does not apply to incentive stock options, nonqualified stock options or SARs granted at fair market value if no deferral is provided beyond exercise, or restricted stock.

Awards made pursuant to the 2005 Plan are designed to comply with the requirements of Code Section 409A to the extent such awards are not exempt from coverage. However, if the 2005 Plan fails to comply with Code Section 409A in operation, a Participant could be subject to the additional taxes and interest referenced in the preceding paragraph.

Limitations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of common stock may also have tax consequences under various state, local and foreign laws.

2005 Plan Information.

The following table provides information regarding the number of shares of our common stock that may be issued on exercise of outstanding stock options under the 2005 Plan as of July 3, 2006:

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders	1,623,166	$13.15	2,104,844
Equity Compensation Plans Not Approved by Stockholders	n/a	n/a	n/a
Total	1,623,166	$13.15	2,104,844

Vote Required and Board of Directors’ Recommendation.

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter will be required to ratify the 2005 Plan. In the event our stockholders do not ratify the 2005 Plan, the 2005 Plan will remain in effect, however, future awards of stock options and SARs will no longer qualify as performance based compensation awards that are exempt from the deduction limits of Section 162(m) of the Code. In such case, with respect to such awards, we would no longer be able to deduct compensation realized by our Covered Employees in excess of those limits on our corporate federal income tax returns.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN.

PROPOSAL THREE: ADOPTION OF 2006 OMNIBUS INCENTIVE PLAN

Background of the 2006 Plan.

The Board of Directors has recommended, subject to stockholder approval, the approval and adoption of the Chaparral Steel Company 2006 Omnibus Incentive Plan (the “2006 Plan”). The principal features of the 2006 Plan are described below. The purposes of the 2006 Plan are to attract and retain able persons as employees and provide such employees with incentive and reward opportunities designed to enhance our profitable growth. The 2006 Plan is further intended to provide us with flexibility to motivate the employees and officers upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent. We will seek to achieve the 2006 Plan’s purposes by providing grants of (i) performance awards (“Performance Awards”) (ii) annual incentive awards (“Annual Incentive Awards”), or (iii) a combination of such awards (collectively referred to as “Awards”). The 2006 Plan is not subject to the provisions of ERISA. If approved, the 2006 Plan will be effective as of June 1, 2006 (the “Effective Date”).

Reasons for Seeking Approval of the 2006 Plan.

As discussed under “Proposal Two—Ratification of Amended and Restated 2005 Omnibus Equity Compensation Plan” above, under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Covered Employees may be limited to the extent such compensation exceeds $1,000,000 in any one year. Historically, we have provided incentive compensation to our officers and employees through various incentive plans. Generally, the awards under these plans did not qualify as performance-based compensation within the meaning of Section 162(m) of the Code and the deductibility of the compensation paid to our Covered Employees pursuant to such plans was therefore limited by Section 162(m). One of the requirements for exemption from the limitations upon deductibility imposed by Section 162(m) is that the plan pursuant to which the compensation is paid must be approved by stockholders. Accordingly, we are asking our stockholders to approve the 2006 Plan so that Awards under the 2006 Plan which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code will be fully deductible by us.

Consequences of Failing to Approve the 2006 Plan.

In the event our stockholders fail to approve the proposal to adopt and approve the 2006 Plan, the 2006 Plan will not become effective and the performance-based awards under the 2006 Plan contemplated for fiscal year 2007 described below will not be granted. In such event, we will be forced to re-evaluate our compensation structure to ensure that it remains competitive. This evaluation may result in the modification of the amount and types of compensation payable to our Covered Employees and such compensation may not be fully deductible due to the limitations of 162(m) of the Code.

The following summary of the 2006 Plan describes the principal features of the 2006 Plan as proposed. This summary should be read in conjunction with the full text of the 2006 Plan which is set forth in Appendix III and is incorporated herein by reference.

Administration of the 2006 Plan.

The Compensation Committee will administer the 2006 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event our Board of Directors chooses to take action under the 2006 Plan and except that all compensation to be paid to our Chief Executive Officer must be approved by our Board of Directors. Unless otherwise limited by the 2006 Plan, our listing agreement with Nasdaq, Rule 16b-3 of the Exchange Act, or the Code, the Compensation Committee has broad discretion to administer the 2006 Plan, interpret its provisions, and adopt policies for implementing the 2006 Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of our common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), terminate, modify or amend the 2006 Plan (subject to ratification by our Board of Directors), and exercise and perform all other rights, duties and responsibilities permitted or required under the 2006 Plan.

Eligibility to Participate.

All employees and all of our officers and the officers of our subsidiaries (each an “Eligible Person”) are eligible to participate in and receive awards under the 2006 Plan. At the current time there are approximately 1,450 Eligible Persons. Each Eligible Person who is designated by the Compensation Committee to receive an Award under the 2006 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by us and/or our subsidiaries for determining eligibility under the 2006 Plan. Any individual granted an Award which remains outstanding under the 2006 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2006 Plan.

Authorized Awards.

Performance Awards. The Compensation Committee may designate that certain Awards granted under the 2006 Plan constitute Performance Awards. A Performance Award is a conditional Award to receive, after the end of a specified fiscal year or other period specified by the Compensation Committee, a cash payment, shares of our common stock or other property determined by the Compensation Committee based upon one or more performance goals. The achievement of performance goals in respect of Performance Awards will be measured over a performance period of up to ten (10) years, as specified by the Compensation Committee.

Annual Incentive Awards. The Compensation Committee may designate that certain Awards granted under the 2006 Plan constitute Annual Incentive Awards. An Annual Incentive Award is a conditional Award to receive, after the end of a specified fiscal year or other twelve (12) month period specified by the Compensation Committee, a cash payment, shares of our common stock or other property determined by the Compensation Committee based upon one or more performance goals.

Performance goals. The performance goals for Awards will consist of one or more of the following business criteria applicable to us on a consolidated basis and/or (excluding total stockholder return and earnings per share criteria) for specified subsidiaries or business or geographical units: (i) earnings per share; (ii) revenues; (iii) increase in revenues; (iv) increase in cash flow; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income before taxes; (xv) net income after taxes; (xvi) net income per share; (xvii) pretax earnings; (xviii) pretax earnings before interest depreciation and amortization; (xix) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xx) operating income; (xxi) total stockholder return; (xxii) debt reduction; (xxiii) stock price; (xxiv) market share; and (xxv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Compensation Committee to be comparable to Chaparral Steel Company, including the group selected by us for purposes of the stock performance graph contained in this proxy statement.

Settlement of Awards. Awards will be settled (i.e., paid) after the end of each performance period and calculation of the amount of the Awards (including, to the extent applicable, the certification of the attainment of such Awards for Covered Employees, as described below) based on the attainment of the applicable performance goals. Settlement of Awards will be in cash, shares of our common stock, or other property, as determined by the Compensation Committee and set forth in an Award agreement. Any shares of common stock awarded in settlement of an Award may be subject to a vesting schedule as determined by the Compensation Committee. Any shares of our common stock used to settle Awards will be issued under the 2005 Plan as “Other Stock-Based Awards” under Article 10 of the 2005 Plan and will count against the maximum number of shares that may be issued under the 2005 Plan.

Section 162(m) Requirements.

Awards granted to Covered Employees which are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code must comply with the following additional requirements:

Establishment of Performance Goals. Performance goals must be established by the Compensation Committee not later than the earlier of (i) ninety (90) days after the beginning of any performance period, (ii) the expiration of twenty-five percent (25%) of the performance period applicable to such Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

Calculation of Awards. Not later than ninety (90) days following the expiration of each performance period, or at such other date as may be required or permitted under Section 162(m) of the Code, the Compensation Committee must calculate the amount of the Award payable to each Covered Employee. Such amount will be based upon the achievement of one or more of the performance goals described above in the given performance period and will be subject to the limitation on Awards described below. The Compensation Committee must certify that the applicable performance goals have been met prior to the payment of any such Awards to a Covered Employee.

Adjustment of Awards. The Compensation Committee may not exercise discretion to increase any amount payable to a Covered Employee in respect of an Award subject to the requirements of Section 162(m) of the Code. No pro rata payment of any Award that is subject to the requirements of Section 162(m) of the Code may be made to a Covered Employee except in the event of such Participant’s death, disability, termination without Cause, resignation for Good Reason or a Change of Control, as such terms are defined in the 2006 Plan.

Deferral of Awards. In the event that payment of an Award to a Covered Employee, would not be deductible by us pursuant to Section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which we reasonably anticipate that the deduction of the payment of the amount will not be limited or eliminated by application of Section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

Limitation on Awards.

A Participant under the 2006 Plan will be eligible to receive an Award pursuant to the terms of the 2006 Plan subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted in any twelve (12) month period specified by the Compensation Committee to Eligible Persons likely to be Covered Employees in excess of $10,000,000. In the case of Performance Awards which are based on a period in excess of twelve (12) months, this annual limit will be multiplied by the number of years, or portions thereof in the performance period (e.g., if the performance period is 24 months, the limit will be $20,000,000). In the event that Awards granted under the 2006 Plan are settled in shares of our common stock, this per person Award limit will be determined based on the fair market value of such shares on the date the Award is settled or, if the Award is settled during the “blackout period” prescribed by our Insider Trading Policy, on the first trading date following the expiration of such “black-out period,” as specified in the Award agreement. Additionally, no Award may be settled in shares of our common stock if such Award relates to a number of shares which exceeds the number of shares which remain available under the 2005 Plan minus the number of shares issuable in settlement of or relating to outstanding awards under the 2005 Plan.

Stock Awards under the 2006 Plan.

The maximum aggregate number of shares of our common stock that may be granted for any and all Awards under the 2006 Plan (subject to any adjustment due to recapitalization or reorganization permitted under the 2005 Plan) will not exceed a number equal to (i) 4,000,000 shares of our common stock (the number of shares approved for issuance under the 2005 Plan), less (ii) the number of shares issued under the 2005 Plan prior to the

Effective Date and the number of shares issuable pursuant to awards under the 2005 Plan outstanding as of the Effective Date, plus (iii) the number of shares that become available for issuance under the 2005 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.

If any shares of our common stock subject to any award under the 2005 Plan, including Other Stock-Based Awards granted for the purpose of settling Awards under the 2006 Plan, is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an award is forfeited, terminated, is settled in cash in lieu of shares of our common stock or is otherwise terminated without a delivery of shares to a Participant, the shares that were subject to that award will again be available for issue, transfer or exercise pursuant to awards under the 2005 Plan (to the extent allowable by law). The shares of our common stock issued pursuant to the 2005 Plan may be authorized but unissued shares, shares held by us in treasury, or shares which have been reacquired by us including shares which have been bought in the open market for the purposes of the 2005 Plan. The fair market value of the shares of our common stock on a given date for purposes of settling Awards under the 2006 Plan will be the weighted average sales price so reported by the Global Select Market System of Nasdaq for our common stock on such date or, if no such sale takes place on such day, then the weighted average sales price of our common stock as quoted on the Global Select Market System of Nasdaq on the next preceding date on which there was trading in shares of our common stock. There are no fees, commissions or other charges applicable to the issuance of shares of our common stock with respect to Awards under the 2006 Plan.

Since all Awards will be made at the discretion of the Compensation Committee, it is not possible to determine the amount, timing or recipients of future Awards. Therefore, it is not possible to determine the benefits or amounts that will be received by particular Eligible Persons or groups pursuant to the 2006 Plan.

Other Provisions.

Tax Withholding. At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a Participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to the Award or by the withholding of shares of our common stock issuable pursuant to the Award based on the fair market value of the shares.

Amendment and Termination. The Board of Directors may amend or terminate the 2006 Plan or the Compensation Committee’s authority to grant Awards under the 2006 Plan without the consent of stockholders or Participants. However, our Board of Directors may condition any such amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations. No amendment or termination of the 2006 Plan may adversely affect any Award previously granted under the 2006 Plan without written consent of the affected Participant. Except as prohibited by applicable law (including, without limitation, Section 162(m) of the Code), the Compensation Committee may amend or terminate any outstanding Award, or waive any conditions or rights under such Award, but any such amendment or termination may require the consent of the Participant; provided, however, the power of the Compensation Committee to make certain amendments to “Other Stock-Based Awards” issued under Article 10 of the 2005 Plan is limited by the 2005 Plan.

Federal Tax Consequences.

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2006 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2006 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below.

Cash Awards. A Participant will recognize ordinary compensation income (subject to withholding, as discussed under “Withholding” below) upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon.

Stock Awards. A Participant will generally recognize ordinary compensation income (subject to withholding, as discussed under “Withholding” below) upon receipt of shares of our common stock pursuant to a Stock Award equal to the fair market value of the shares received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received (e.g., the shares are “restricted stock”), a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (i) when the shares first become transferable and are no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the shares are issued in cases where a Participant does make a valid election under Section 83(b) of the Code.

Withholding. A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the Participant recognizes income under the rules described above with respect to shares of our common stock or cash received. Dividends that are received by a Participant prior to the time that the receipt of shares of our common stock becomes taxable to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the shares received by a Participant will equal the amount recognized by the Participant as ordinary compensation income under the rules described in the preceding sentence and preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the date on which the Participant recognizes ordinary income compensation with respect to such shares.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability to obtain a deduction for future payments under the 2006 Plan could also be limited by the “golden parachute payment” rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

Finally, our ability to obtain a deduction for amounts paid under the 2006 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to a Covered Employee to $1,000,000 during any taxable year. Although the 2006 Plan has been drafted to satisfy the requirements for the performance-based compensation exception to this $1,000,000 deduction limit, we may determine that it is in our best interests not to satisfy the requirements for the exception. In such case, the amount of any Award payable to a Covered Employee that would not be deductible under Section 162(m) of the Code will be deferred until payment of such Award will satisfy the requirements for deductibility under the Code. See “Section 162(m) Requirements—Deferral of Awards,” above.

Application of Code Section 409A. Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes certain equity-based incentive programs, including performance award programs. Generally speaking, Code Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Code Section 409A does, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests.

Awards made pursuant to the 2006 Plan are designed to comply with the requirements of Code Section 409A to the extent such awards are not exempt from coverage. However, if the 2006 Plan fails to comply with Code Section 409A in operation, a Participant could be subject to the additional taxes and interest referenced in the preceding paragraph.

Limitations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of shares of our common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of our common stock may also have tax consequences under various state, local and foreign laws.

Proposed 2007 Performance-based Awards.

In connection with the adoption of the 2006 Plan, the Compensation Committee intends to modify the method of compensating our executive officers (collectively the “Incentive Award Participants”) to utilize a “total compensation” approach. Under this method, the “total compensation” of each Incentive Award Participant will be composed of (i) base salary that approximates the average salary for executives performing equivalent functions for companies included in the peer group selected by our Compensation Committee (the “Peer Group”) and (ii) incentives. The incentive component will consist of an annual cash incentive and a long-term equity incentive, which, in the aggregate, will approximate (i) the average incentive compensation paid by members of our Peer Group to their officers for comparable performance or (ii) if the Peer Group does not provide an adequate sampling, incentive compensation reflected in national compensation surveys for persons performing comparable duties. The incentive component will be paid under the 2006 Plan upon our attainment of the performance goals described below. In addition, the Compensation Committee intends to grant stock options and/or SARs to the Incentive Award Participants under the 2005 Plan twice each fiscal year. The number of shares to be included in each grant will be equal to the base salary of the applicable Incentive Award Participants divided by the weighted average sales price of one share of our common stock on the Global Select Market System of Nasdaq on the grant date. The grant price of the stock option or SAR will be equal to the weighted average sales price of one share of our common stock on the Global Select Market System of Nasdaq on the grant date. The awards will be granted effective as of the April and October meetings of our Board of Directors.

On an annual basis, the Compensation Committee intends to conduct a review of total compensation payable to the Incentive Award Participants relative to (i) the metrics selected by the Compensation Committee to measure our performance and (ii) comparable performance metrics for our Peer Group to insure the total compensation package paid to each Incentive Award Participant remains competitive and “in line” with the compensation paid by our Peer Group and/or national compensation surveys.

The Peer Group which the Compensation Committee currently intends to utilize, consists of fourteen (14) companies including certain of our direct competitors, certain steel related companies and selected non-steel companies, all of whom have financial profiles comparable to ours. The Compensation Committee presently intends that the amount of incentive compensation to be paid to the Incentive Award Participants pursuant to Awards under the 2006 Plan will be determined based on our annual Return on Assets (“ROA”), where ROA is calculated based on the ratio of earnings before interest and taxes (“EBIT”) compared to our total assets, less cash, goodwill and the cash surrender value of any life insurance we hold on participants in our Financial Security Plan (see “Executive Officer and Non-Employee Director Compensation—Financial Security Plan” below). If the Compensation Committee continues to utilize the contemplated compensation structure, on an annual basis our ROA for the immediately preceding fiscal year will be compared to the average ROA of our Peer Group over the immediately preceding fiscal year and the immediately preceding five fiscal years and these comparisons will be used as a basis for setting incentive compensation payment targets for the upcoming fiscal year.

ROA was selected for measurement purposes because ROA translates well across our Peer Group and aligns operating results to operating assets. ROA also maintains focus on inventory levels, collection of accounts receivable and elimination of non-productive assets and provides an incentive to ensure that investments generate an above-average return.

Pursuant to the contemplated compensation plan, the incentive compensation to be paid with respect to fiscal year 2007 will be a multiple of the base salary of each Incentive Award Participant. The multiple will vary depending upon the ROA we achieve for fiscal year 2007 (i.e., the multiple will be higher if we achieve a higher ROA and lower if we achieve a lower ROA). For the fiscal year beginning June 1, 2006, the Compensation Committee proposes granting Awards under the 2006 Plan that reward the Incentive Award Participants based on a ROA that exceeds the five (5) year Peer Group average of 10.5%. The following table sets forth the base salaries for fiscal year 2007 for the Incentive Award Participants who are our “named executive officers”.

Name	Base Salary
Tommy A. Valenta President and Chief Executive Officer	$600,000

William H. Dickert, Jr. Vice President and Chief Operating Officer	$330,000

J. Celtyn Hughes Vice President and Chief Financial Officer	$325,000

Robert E. Crawford, Jr. Vice President, Secretary and General Counsel	$270,000

For fiscal year 2007, our Compensation Committee intends that approximately 60% of the total incentive compensation to be paid to each Incentive Award Participant pursuant to an Award made under the 2006 Plan for fiscal year 2007 will be paid in the form of cash; provided, in no event will the cash portion of incentive compensation to be paid exceed three times the Incentive Award Participant’s base salary. The remaining portion of the total incentive compensation to be paid to each Incentive Award Participant pursuant to an Award for fiscal year 2007 will be paid in the form of restricted stock that vests in two equal annual increments on the first and second anniversaries of the date the Award is settled. Vesting of such restricted stock awards will be accelerated in the event of the Incentive Award Participant’s death, retirement on or after age 55, termination of employment by us for any reason other than Cause or termination of employment by the Incentive Award Participant for Good Reason (as such terms are defined in the 2006 Plan). To the extent that the cap on the payment of cash incentive compensation is exceeded, amounts earned in excess of the cap will be paid in the form of additional shares of restricted stock, subject to the same vesting conditions as described in the preceding sentence; provided, however, a 10% premium will be added to any cash incentive which is converted into shares of restricted stock as a result of exceeding the cap on the payment of cash incentive compensation. The number of shares of restricted stock awarded to a Incentive Award Participant will be determined based upon the weighted average sales price of one share of our common stock on the Global Select Market System of Nasdaq on the first trading date, that is not within the “black-out period” prescribed by our Insider Trading Policy, following the date the Award is settled and will be issued as “Other Stock-Based Awards” under Article 10 under the 2005 Plan.

New Plan Benefits/Chaparral Steel Company 2006 Omnibus Incentive Plan.

The following table presents the amounts that would have been received by or allocated to (i) each of our named executive officers who will be a Incentive Award Participant, (ii) all of our executive officers as a group, (iii) all of our directors who are not executive officers as a group and (iv) all of our non-executive officers as a group for the fiscal year ended May 31, 2006, based on our having earned an ROA equal to the average ROA of our Peer Group for 2005, if the 2006 Plan had been in effect and the total compensation method for compensating our Incentive Award Participants described above had been adopted by the Compensation Committee for such fiscal year:

Name and Position	Total Dollar Value ($) of Awards
Tommy A. Valenta President and Chief Executive Officer	$2,700,000

William H. Dickert, Jr. Vice President and Chief Operating Officer	$1,113,750

J. Celtyn Hughes Vice President and Chief Financial Officer	$1,096,875

Robert E. Crawford, Jr. Vice President, Secretary and General Counsel	$486,000

Executive Group	$6,368,625

Non-Executive Director Group	0

Non-Executive Officer Employee Group	0

Vote Required and Board of Directors’ Recommendation.

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter will be required to approve the 2006 Plan. In the event the stockholders do not approve the 2006 Plan, the 2006 Plan will not become effective and the performance-based awards contemplated for fiscal year 2007 described above will not be paid pursuant to the 2006 Plan. In such event, we will be required to re-evaluate our compensation structure to ensure that it remains competitive for our industry. This evaluation may result in the modification of the amount and types of compensation that will be payable to our Covered Employees which compensation may not be fully deductible due to the limitations of 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE OUR 2006 OMNIBUS INCENTIVE PLAN.

EXECUTIVE OFFICERS

The following table lists the names and ages of our executive officers and all positions they hold with Chaparral Steel Company. Each of the listed officers has been elected by our Board of Directors and serves at the discretion of our Board of Directors.

Name	Age	Positions Held
Tommy A. Valenta	57	President, Chief Executive Officer and Director
Cary D. Baetz	41	Vice President, Treasurer and Assistant Secretary
Daniel W. Brock	46	Vice President—Human Resources
Robert E. Crawford, Jr.	55	Vice President, Secretary and General Counsel
William H. Dickert, Jr.	55	Vice President and Chief Operating Officer
J. Celtyn Hughes	54	Vice President and Chief Financial Officer
M. Kevin Linch	42	Vice President—Controller

Information regarding Mr. Valenta’s business experience can be found under “Election of Directors.”

Cary D. Baetz has been our Vice President and Treasurer since we were incorporated in February 2005. Mr. Baetz served as our Secretary from June 25, 2005 through July 20, 2005 and has served as our Assistant Secretary since October 11, 2005. Mr. Baetz joined Texas Industries, Inc. in November 1996. He previously held various positions in the Texas Industries organization including Senior Financial Analyst, Corporate Financial Manager and Director of Corporate Finance.

Daniel W. Brock has been our Vice President-Human Resources since July 2005. Mr. Brock joined Texas Industries, Inc. in April of 1997 as Regional Human Resources Manager and transferred to TXI/Chaparral Steel in October of 1999 as Director of Human Resources. Mr. Brock has worked in a variety of human resource related capacities for over 20 years.

Robert E. Crawford, Jr. has been our Vice President and General Counsel since July 1, 2005 and our Secretary since July 21, 2005. Excluding a seven-month period in 2000, Mr. Crawford was employed by the law firm of Winstead Sechrest & Minick P.C., Dallas, Texas from 1983 until he joined us. During the period including April 2000 through October 2000, Mr. Crawford was Executive Vice President, Secretary and General Counsel of Digital Commerce Corporation, a Herndon, Virginia-based corporation that offered an internet based procurement portal to facilitate sales to and purchases by governmental entities. In 2001, Digital Commerce Corporation filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

William H. Dickert, Jr. has been our Vice President and Chief Operating officer since November 2005. From June 2005 to November 2005, he served as our Vice President-Marketing and Sales. From 1973 until June 2005, Mr. Dickert was employed by Texas Industries, Inc. During that time, he held various positions including General Sales/Marketing Manager, General Manager and Vice President-Concrete. From March 2001 to June 2005, he was Vice President of Marketing and Sales for Steel.

J. Celtyn Hughes has been our Vice President and Chief Financial Officer since June 25, 2005. Mr. Hughes joined Texas Industries, Inc. in 1968. He held various positions in Texas Industries including Vice President of Package Products. He was appointed Vice President-Logistics and Steel Finance in 1998.

M. Kevin Linch has been our Vice President-Controller since August 2, 2005. Mr. Linch joined Texas Industries, Inc. in 1990 and has been our Controller for the past five years. Prior to that Mr. Linch served in various positions, including Unit Controller for Structural Products.

There are no family relationships between any of our directors, nominees for election as a director and/or executive officers. Other than a provision of Mr. Valenta’s employment agreement with us which states he is to be employed as our President and Chief Executive Officer, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which such executive officer was or is to be selected as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based upon the number of our shares of common stock issued and outstanding on July 13, 2006, the following table sets forth information, with respect to the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class
Charles H. Witmer	1,691,448	(2)	7.2%
237 Park Avenue, Suite 800 New York, New York 10017

Meryl B. Witmer	1,691,448	(3)	7.2%
237 Park Avenue, Suite 800 New York, New York 10017

Witmer Asset Management	1,609,448	(4)	6.9%
237 Park Avenue, Suite 800 New York, New York 10017

Jeffrey A. Altman	1,228,135	(5)	5.3%
640 Fifth Avenue, 20th Floor New York, New York 10019

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.
(2)	Of these shares Mr. Witmer has sole investment and voting power with respect to 55,000 shares and has shared investment and voting power with respect to 1,636,448 shares. Based upon a Schedule 13G/A filed on February 16, 2006.
(3)	Of these shares Ms. Witmer has sole investment and voting power with respect to 55,000 shares and has shared investment and voting power with respect to 1,636,448 shares. Based upon a Schedule 13G/A filed on February 16, 2006.
(4)	Witmer Asset Management has shared investment and voting power with respect to these shares. Based upon a Schedule 13G/A filed on February 16, 2006.
(5)	Of these shares, Owl Creek I, L.P. has shared investment and voting power with respect to 55,500 shares directly owned by it; Owl Creek II, L.P. has shared investment and voting power with respect to 401,400 shares directly owned by it; Owl Creek Advisors, LLC has shared investment and voting power with respect to 456,900 shares directly owned by Owl Creek I, L.P. and Owl Creek II, L.P.; Owl Creek Asset Management has shared investment and voting power with respect to 771,235 shares directly owned by Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd.; and Mr. Altman has shared investment and voting power with respect to 1,228,135 shares directly owned by Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas, Fund, Ltd. and Owl Creek Overseas, Fund II, Ltd. Mr. Altman is the managing member of Owl Creek Advisors, LLC and the managing member of the general partner of Owl Creek Asset Management, L.P. and in that capacity directs their operations. Based upon a Schedule 13G filed on January 20, 2006.

SECURITY OWNERSHIP OF MANAGEMENT

Unless otherwise indicated, the following table sets forth information as of July 13, 2006, with respect to the shares of our common stock beneficially owned by each of our directors, each nominee for election as a director, each of our executive officers named in the section entitled “Executive Officer and Non-Employee Director Compensation” and our directors and executive officers as a group. None of the persons named in the following table have the right to vote shares held in our 401(k) Plan. Subject to the foregoing and unless otherwise indicated in the footnotes to the following table, each of the persons named in the following table possesses sole investment and voting power with respect to the shares shown as owned by such person.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Ownership
Eugenio Clariond	17,437	(2)	*
Ronald J. Gafford	4,000	(3)	*
Joseph M. Grant	6,000	(4)	*
James M. Hoak, Jr.	43,003	(5)	*
Joseph D. Mahaffey	1,000	(6)	*
Tommy A. Valenta	186,387	(7)	*
Ian Wachtmeister	23,894	(8)	*
Elizabeth C. Williams	19,702	(9)	*
Timothy J. Bourcier	24,108	(10)	*
Robert E. Crawford, Jr.	4,018	(11)	*
William H. Dickert, Jr.	26,370	(12)	*
J. Celtyn Hughes	28,957	(13)	*
All directors and executive officers as a group (14 persons)	376,874	(14)	1.6%

*	Represents less than 1%.
(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.
(2)	Of these shares, 2,000 shares are “restricted.” Unless sooner forfeited, the restricted shares will vest at our 2006 annual meeting of stockholders.
(3)	All of these shares are “restricted.” Unless sooner forfeited, 2,000 of the “restricted” shares will vest at each of our 2006 and 2007 annual meetings of stockholders.
(4)	All of these shares are “restricted.” Unless sooner forfeited, 2,000 of the “restricted” shares will vest at each of our 2006, 2007 and 2008 annual meetings of stockholders.
(5)	Includes 35,000 shares held directly and 8,003 shares subject to stock options exercisable within 60 days. Of the shares owned directly, 10,000 shares are “restricted.” Unless sooner forfeited, 5,000 of the “restricted” shares will vest at each of our 2006 and 2007 annual meetings of stockholders.
(6)	All of these shares are “restricted.” Unless sooner forfeited, the restricted shares will vest at our 2006 annual meeting of stockholders.
(7)	Includes 32,697 shares held directly, 152,866 shares subject to stock options exercisable within 60 days and approximately 824 shares held indirectly through our 401(k) Plan. Mr. Valenta has sole investment power with respect to approximately 824 shares and shares investment and voting power with respect to 32,697 shares.
(8)	Of these shares, 6,000 shares are “restricted.” Unless sooner forfeited, 2,000 of the “restricted” shares will vest at each of our 2006, 2007 and 2008 annual meeting of stockholders.
(9)	Includes 15,700 shares held directly and 4,002 shares subject to stock options exercisable within 60 days. Of the shares owned directly, 2,000 shares are “restricted” and, unless sooner forfeited, will vest at our 2006 annual meeting of stockholders.

(10)	Includes 55 shares held directly, 23,808 shares subject to stock options exercisable within 60 days and approximately 245 shares held indirectly through our 401(k) Plan.
(11)	Includes 4,000 shares subject to stock options exercisable within 60 days and approximately 18 shares held indirectly through our 401(k) Plan.
(12)	Includes 12,200 shares held directly, 13,404 shares subject to stock options exercisable within 60 days and approximately 766 shares held indirectly through our 401(k) Plan.
(13)	Includes 23,810 shares held directly, 4,000 shares subject to stock options exercisable within 60 days and approximately 1,147 shares held indirectly through our 401(k) Plan.
(14)	Includes an aggregate of 178,523 shares held directly, 195,076 shares subject to stock options exercisable within 60 days and approximately 3,275 shares held indirectly through our 401(k) Plan. Of the shares owned directly, 31,000 shares are “restricted.” Unless sooner forfeited, 16,000 of the “restricted” shares will vest at our 2006 annual meeting of stockholders, 11,000 shares will vest at our 2007 annual meeting of stockholders and 4,000 shares will vest at our 2008 annual meeting of stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file reports with the SEC. These persons must file initial reports of ownership on Form 3 as well as reports of changes in ownership of our common stock and other equity securities on Forms 4 and 5. Executive officers, directors and greater than 10% stockholders are required by federal regulations to provide us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of reports made available to us and/or written representations that no other reports are required, to our knowledge, our executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2006, except as set forth in the following sentence. The Form 4 filed on May 18, 2006 on behalf of Richard T. Jaffre (our Vice President—Raw Materials) reflects an additional 42 shares of our common stock which were inadvertently omitted from prior reports by Mr. Jaffre and a correction with respect to certain shares which were previously reported as being directly held when such shares were held indirectly.

EXECUTIVE OFFICER AND NON-EMPLOYEE DIRECTOR COMPENSATION

We believe compensation of our executive officers and other key management personnel should be directly and materially linked to our operating performance. We strive to achieve this relationship through long-term and short-term incentives that weight executive compensation towards bonuses paid on the basis of our performance. In addition, we award stock options to align the interests of management with those of our stockholders. The compensation paid to our directors is composed of annual fees and awards of shares of restricted stock.

Annual and Long-Term Compensation. The following table presents certain information concerning annual and long-term compensation paid to our Chief Executive Officer and each of our four most highly compensated executive officers (other than the Chief Executive Officer) (hereinafter sometimes collectively referred to as the “named executive officers”) for each of the fiscal years ended May 31, 2006, 2005 and 2004.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Awards	Payouts	All Other Compensation ($)(1)(3)
Name and Principal Position				Securities Underlying Options (#)(2)	LTIP Payouts ($)(1)
Tommy A. Valenta President & Chief Executive Officer	2006 2005 2004	475,962 375,000 342,692	708,231 212,625 84,816	400,163 43,617 0	1,050,000 41,443 0	9,240 7,790 7,600

J. Celtyn Hughes Vice President & Chief Financial Officer	2006 2005 2004	260,577 195,192 175,000	290,804 123,366 43,313	20,000 12,003 0	385,000 0 0	9,240 7,790 6,445

William H. Dickert, Jr. Vice President & Chief Operating Officer	2006 2005 2004	240,000 209,231 183,077	267,840 153,159 57,285	35,000 12,003 0	385,000 0 0	9,240 6,174 6,278

Robert E. Crawford, Jr.(4) Vice President, Secretary & General Counsel	2006	221,154	246,807	20,000	350,000	2,962

Timothy J. Bourcier Vice President—Operations	2006 2005 2004	230,000 229,231 210,000	256,680 167,797 65,709	15,000 10,003 0	322,000 0 0	9,240 7,568 6,773

(1)	All amounts reported as Salary, Bonus, LTIP Payouts and All Other Compensation for periods prior to July 29, 2005 were paid with respect to services performed while we were a wholly-owned subsidiary of Texas Industries, Inc.
(2)	All stock options reported as awarded during fiscal year 2005 were originally awarded by Texas Industries, Inc. as options to purchase shares of the common stock of Texas Industries. In connection with our “spin-off” from Texas Industries, such options were converted into options to purchase shares of our common stock. Pursuant to such conversion, the exercise price of each option originally granted by Texas Industries was adjusted by multiplying the original exercise price by a factor of .249898 and multiplying the number of shares underlying such option by a factor of 4.00163. All shares referenced in this table are presented on an “as converted” basis.
(3)	All Other Compensation consists solely of vested and unvested contributions to our 401(k) Plan made by us on behalf of the executive officers named in the foregoing table. During fiscal year 2006, such contributions were made by us.
(4)	Mr. Crawford’s employment commenced on July 1, 2005.

Stock Options. The following table presents information concerning stock options granted to each of our named executive officers for the fiscal year ended May 31, 2006:

Option / SAR Grants In Last Fiscal Year

Name	Number of Securities Underlying Options / SARs Granted (#)		Percentage of Total Options / SARs Granted to Employees During Fiscal Year	Exercise of Base Price ($ / Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
						5% ($)	10% ($)
Tommy A. Valenta	400,163		22.29%	$18.40	7/29/2015	4,630,551	11,734,724
President and Chief	43,617	(2)	2.43%	$15.29	1/11/2015	390,912	975,330
Executive Officer	81,633	(2)	4.55%	$5.35	5/15/2013	202,123	481,397
	62,424	(2)	3.47%	$6.16	1/15/2013	169,017	398,929
	25,609	(2)	1.43%	$9.13	1/16/2012	86,749	199,280
	13,285	(2)	.74%	$7.44	1/17/2011	30,240	67,651

J. Celtyn Hughes	20,000		1.11%	$20.245	8/2/2015	254,639	645,306
Vice President and	12,003	(2)	.67%	$15.29	1/11/2015	107,575	268,402
Chief Financial Officer	31,212	(2)	1.74%	$5.35	5/15/2013	77,280	184,060
	24,009	(2)	1.34%	$6.16	1/15/2013	65,006	153,433
	6,002	(2)	.33%	$7.44	1/17/2011	13,662	30,564

William H. Dickert, Jr.	20,000		1.11%	$30.36	1/12/2016	381,865	967,720
Vice President and	15,000.84%			$20.245	8/2/2015	190,980	483,980
Chief Operating Officer	12,003	(2)	.67%	$15.29	1/11/2015	107,575	268,402
	31,212	(2)	1.74%	$5.35	5/15/2013	77,280	184,060
	24,009	(2)	1.34%	$6.16	1/15/2013	65,006	153,433
	6,002	(2)	.33%	$7.44	1/17/2011	13,662	30,564

Robert E. Crawford, Jr.	20,000		1.11%	$20.245	8/2/2015	254,639	645,306
Vice President, Secretary
and General Counsel

Timothy J. Bourcier	15,000.84%			$20.245	8/2/2015	190,980	483,980
Vice President—Operations	10,003	(2)	.55%	$15.29	1/11/2015	89,650	223,679
	38,415	(2)	2.14%	$5.35	5/15/2013	95,115	226,537
	28,811	(2)	1.61%	$6.16	1/15/2013	78,008	184,120
	8,003	(2)	.45%	$7.26	4/24/2011	18,766	42,277

(1)	The amounts shown in these columns represent the potential realizable values using the options granted by us and the exercise price. The SEC’s executive compensation disclosure rules set the assumed rates of stock appreciation. The rates are not intended to predict appreciation of our common stock.
(2)	These stock options were originally awarded by Texas Industries, Inc., during the period from January 17, 2001 through January 11, 2005, as options to purchase shares of the common stock of Texas Industries. In connection with our “spin-off” from Texas Industries, such options were converted into options to purchase shares of our common stock. Pursuant to such conversion, the exercise price of each option originally granted by Texas Industries was adjusted by multiplying the original exercise price by a factor of .249898 and multiplying the number of shares underlying such option by a factor of 4.00163. The vesting of all options will accelerate upon the occurrence of a change of control followed by the termination of the optionholder’s employment within 24 months thereafter.

Stock Option Exercises. The following table presents certain information concerning options exercised during the fiscal year ended May 31, 2006, by each of our named executive officers. The table also includes information regarding unexercised options held by such persons at May 31, 2006.

Aggregated Option Exercises In The Last Fiscal Year

And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options / SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options / SARs at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tommy A. Valenta, President and Chief Executive Officer	10,000	272,650	72,833	543,898	3,925,635	24,850,728

J. Celtyn Hughes, Vice President and Chief Financial Officer	26,810	1,218,118	0	66,416	0	3,318,301

William H. Dickert, Jr., Vice President and Chief Operating Officer	16,406	883,330	10,404	81,416	583,456	3,733,776

Robert E. Crawford, Jr., Vice President, Secretary and General Counsel	0	0	0	20,000	0	823,700

Timothy J. Bourcier, Vice President—Operations	11,605	609,559	20,808	67,819	1,151,627	3,484,767

Financial Security Plan. Our Board of Directors has approved the Chaparral Steel Company Financial Security Plan (“FSP”), a nonqualified defined benefit plan providing death and retirement benefits to our officers (including all of our executive officers) and key managerial employees who are invited and elect to participate. The plan is unfunded. Amounts payable to participants are to be paid exclusively from our general assets and are otherwise unsecured. Our obligations pursuant to the FSP are (i) partially offset by life insurance contracts purchased by us on the lives of participants and (ii) based upon the amount of annual base salary (either 50% or 100%) selected by the participant (“Covered Salary”) and deferrals of a portion of each participant’s base salary. Benefits payable pursuant to the FSP are primarily dependent upon the amount of Covered Salary selected by the participant. FSP benefits generally vest over a period of 5 years at the rate of 20% per year.

Pursuant to the FSP, upon retirement of a participant, we are obligated to pay (i) retirement benefits to each participant and/or their designated beneficiary(ies) for a period generally equal to the greater of the life of the participant or a period of 180 months (measured from the participant’s date of retirement) and (ii) a death benefit equal to 25% of the participant’s Covered Salary. However, with respect to certain participants who were members of the Texas Industries Inc. Financial Security Plan (the “TXI FSP”) and have accrued a lump sum benefit of up to ten times the participant’s Covered Salary, we are obligated to pay (A) 90% of such lump sum benefit to each participant and/or their designated beneficiary(ies) in the form of monthly installments equal to no more than 80% of the participant’s monthly Covered Salary until such benefits have been paid out in full and (ii) a death benefit equal to 10% of the lump sum benefit. The amount of the retirement benefit payable to each participant is expressed as a percentage of each participant’s Covered Salary (or as a specific dollar amount for certain grandfathered participants who previously participated in the TXI FSP) and is therefore different for each participant. Assuming maximum deferral of compensation, retirement at normal retirement age and no change in base salary or Covered Salary from the amounts currently used to calculate benefits, the following table sets forth the annual retirement benefit that will be payable to our Chief Executive Officer and each of our named executive officers:

Name and title of participant	Annual retirement benefit
Tommy A. Valenta President and Chief Executive Officer	$400,000

J. Celtyn Hughes Vice President and Chief Financial Officer	$145,446

William H. Dickert, Jr. Vice President and Chief Operating Officer	$220,000

Robert E. Crawford, Jr. Vice President, Secretary and General Counsel	$112,500

Timothy J. Bourcier Vice President—Operations	$103,500

Under certain circumstances, participants are entitled to an early retirement benefit (the “Early Retirement Benefit”). The amount of the Early Retirement Benefit will be computed as a pro-rata portion of the normal retirement benefit.

Under certain circumstances, permanently disabled participants are entitled to receive a pro-rated retirement benefit upon attaining early retirement age or normal retirement age.

Pursuant to the FSP, if a participant dies prior to retirement, we are obligated to pay a death benefit to such participant in an amount equal to the greater of the Early Retirement Benefit otherwise payable to such participant or 100% of the participant’s Covered Salary for the first 12 months after such death and 50% of the such Covered Salary for the next 108 months or until the participant’s normal retirement age, whichever is later.

Employment Contract. Mr. Valenta, our President and Chief Executive Officer, is employed as our President and Chief Executive Officer pursuant to the terms of an employment agreement. The principal terms of that agreement include the following:

•	three year term (subject to automatic renewal for additional one-year periods on each anniversary of its execution, unless notice of non-renewal is given at least 30 days prior to such anniversary);

•	base salary of $600,000 per year;

•	participation in all incentive plans in which our executive officers participate;

•	provision of a ten (10) year level term life insurance policy of five (5) times Mr. Valenta’s base salary (Mr. Valenta has the right to designate the beneficiary and the policy will be assigned to Mr. Valenta upon his termination of employment);

•	disability payments as follows: (i) an amount equal to Mr. Valenta’s base salary for the remainder of the term of the agreement at the rate in effect for the year immediately preceding his disability, (ii) long-term disability benefits pursuant to the terms of any long-term disability policy provided to our senior executives in which Mr. Valenta has elected to participate, (iii) payment of any benefits payable pursuant to the terms of the benefit plans in which Mr. Valenta is a participant, and (iv) payment (in a lump sum) (with respect to each fiscal year that ends during the remaining term of the agreement) of incentive compensation in an amount equal to the amount of incentive compensation paid to Mr. Valenta during the year immediately preceding his disability; and

•	upon any breach of the agreement by us and termination of the agreement by Mr. Valenta, Mr. Valenta will be entitled to receive payment of his base salary (in a lump sum) for the remainder of the term of the agreement; payment (in a lump sum) of incentive compensation for each of our fiscal years ending during the remainder of the term of the agreement (computed based upon the incentive compensation paid during the fiscal year immediately preceding our breach of the agreement); immediate vesting of all stock options, shares of restricted stock, SARs and similar forms of incentive compensation held by Mr. Valenta; and continued medical benefits for the remainder of the term of the agreement.

Change of Control Agreements. Each of our executive officers (other than Mr. Valenta) is entitled to the benefits of a Change of Control/Severance Agreement. The principal terms of each such agreement are as follows:

•	Upon termination of employment by us (other than for “cause”) or upon “constructive termination” of employment within two years following the occurrence of a “change of control” each executive officer will be entitled to receive an amount equal to twice such executive officer’s base salary and incentive compensation paid with respect to the immediately preceding fiscal year; provided however, if the termination of employment occurs after the occurrence of a “change of control” and after the subsequent occurrence of a “vesting date”, the executive officer will receive, in lieu of such amount, an amount equal to the sum of (i) the executive officer’s base salary for the remainder of the two year period following the change of control and (ii) the amount of incentive compensation, if any, earned by the executive officer on such vesting date; and provided further, if the termination of employment occurs after the occurrence of a “change of control” and after the subsequent occurrence of two vesting dates, the executive officer will receive, in lieu of such amount, an amount equal to the executive officer’s base salary for the remainder of the two year period following the change of control. The term “vesting date” means a date occurring subsequent to the occurrence of a “change of control” on which the executive officer becomes entitled to receive incentive compensation (currently May 31 of each year).

•	Each executive officer will be entitled to receive medical benefits and out-placement services for a period of up to two years.

•	Upon termination of employment by us (other than for “cause”) or upon “constructive termination” of employment within two years following the occurrence of a “change of control” all un-expired, un-forfeited and un-exercised stock options held by each of such executive officers immediately prior to such termination of employment will become immediately vested and exercisable pursuant to their terms.

Non-Employee Director Compensation. Our Board of Directors has approved a standard director compensation plan with the following components:

•	directors who are not employees of Chaparral Steel Company or its affiliates will receive an annual retainer of $40,000;

•	the chairperson of the Audit Committee will receive an additional annual retainer of $10,000;

•	each of the other members of the Audit Committee will receive an additional $2,000 annually;

•	the chairpersons of the Compensation Committee and Governance Committee will each receive an additional annual retainer of $5,000;

•	each other member of the Governance Committee and/or the Compensation Committee will receive an additional $1,000 annually with respect to each such committee assignment;

•	our Chairman of the Board will receive a grant of 15,000 restricted shares of our common stock in connection with his or her election as Chairman of the Board;

•	each other non-employee director will receive a grant of 6,000 restricted shares of our common stock in connection with his or her election or re-election to our Board of Directors; and

•	we will make a charitable contribution to one or more charities designated by each director in an aggregate amount that does not exceed $10,000 per year.

The retainer fees described above are payable on or about January 15 of each calendar year. The restricted stock grants described above will be made on or about January 15 of the calendar year following the election or re-election of the applicable non-employee director to our Board of Directors. The shares of restricted stock granted to each non-employee director will generally vest and no longer be subject to restrictions in equal annual installments on the date of each of the three annual meetings of stockholders following the grant of such shares.

We also reimburse our directors for travel, lodging and related expenses they may incur in attending meetings of our Board of Directors and/or committee meetings.

As a transitional measure, we made the following modifications to the standard director compensation plan for our initial Board of Directors first elected in calendar year 2005:

•	In lieu of the 6,000 share restricted stock grant described above, (i) directors who were first elected to terms expiring in 2006 received a grant of 2,000 restricted shares, which vest at our 2006 annual meeting of stockholders and (ii) directors who were first elected to terms expiring in 2007 received a grant of 4,000 restricted shares, with 2,000 shares vesting at each of the 2006 and 2007 annual meeting of stockholders (any unvested shares of restricted stock will be forfeited on the resignation or removal as a director).

•	James M. Hoak, Jr., our Chairman of the Board received a grant of 10,000 shares of restricted stock as a result of his term of office expiring in 2007. Of these shares of restricted stock, 5,000 shares will vest on the date of each of our 2006 and 2007 annual meetings of stockholders. Our Chairman of the Board is elected annually and the failure of Mr. Hoak to be re-elected as Chairman of the Board following our 2006 annual meeting of stockholders will result in the forfeiture of 5,000 of the shares awarded to him.

•	Mr. Gafford and Mr. Grant were each paid a “one-time” additional retainer fee of $16,666.68 during fiscal year 2006.

In connection with his appointment to our Board of Directors on May 31, 2006, Mr. Mahaffey was paid a pro-rated annual retainer fee of $20,000, a pro-rated annual Compensation Committee retainer fee of $500; and a pro-rated annual Governance Committee retainer fee of $500. In addition, he was granted 1,000 shares of restricted stock (which will, unless he sooner resigns or is removed as a director, vest at our 2006 annual meeting of stockholders); and was granted the right to direct a charitable contribution in the aggregate amount of $5,000 to the charity or charities of his choice.

STOCK PERFORMANCE

The line graph below compares the yearly percentage change in the cumulative total stockholder return on our common stock. The graph assumes reinvestment of dividends, if any, and sets forth the cumulative total return of our common stock and the cumulative total return of (i) The Nasdaq Stock Market (U.S. and Foreign) Index, (ii) The S&P Steel Index and (iii) a “peer” group selected by us for the period from July 29, 2005 through May 31, 2006. The companies that comprise the peer group referenced in the following graph include Nucor Corporation, Steel Dynamics, Inc, Oregon Steel Mills, Inc., Commercial Metals Company, and IPSCO Inc. The returns shown on the graph are not necessarily indicative of future performance.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*

AMONG CHAPARRAL STEEL CO., THE NASDAQ STOCK MARKET (U.S. & FOREIGN)

INDEX,

THE S & P STEEL INDEX AND A PEER GROUP

*$100 invested on 7/29/05 in stock or on 6/30/05 in index-including reinvestment of dividends. Fiscal year ending May 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CORPORATE GOVERNANCE

Our Board of Directors has determined the following directors are “independent,” as defined by the SEC and by Nasdaq’s current listing standards: Eugenio Clariond, Ronald J. Gafford, Joseph M. Grant, James M. Hoak, Jr., Joseph D. Mahaffey, Ian Wachtmeister and Elizabeth C. Williams. These are all of our directors other than Tommy A. Valenta, our President and Chief Executive Officer.

During the 2006 fiscal year, our Board of Directors held five meetings, our Audit Committee held seven meetings, our Governance Committee held four meetings, our Compensation Committee held four meetings and our Executive Committee held one meeting. During fiscal year 2006, each director attended every meeting of our Board of Directors and every meeting of the committees on which they served, except as follows: one director missed one meeting of the Audit Committee.

We do not currently have a policy regarding attendance by our directors at our annual meetings of stockholders.

We are committed to conducting business in a lawful and ethical manner. To that end, we have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all directors, officers and other employees of Chaparral Steel Company and its subsidiaries. In addition, we have also adopted a Senior Financial Officers Code of Conduct (the “Senior Financial Officers Code of Conduct”) that applies to our Chief Executive Officer and all of our senior financial officers, including our Chief Financial Officer, our Vice President-Controller and our Treasurer. The Ethics Code and the Senior Financial Officers Code (hereinafter collectively referred to as the “Codes”) are designed to provide clear guidance to our officers, directors and employees regarding our expectations with respect to their conduct and our business philosophy. In addition, the Codes are designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the Codes to an appropriate person or persons identified in the Codes; and

•	Accountability for adherence to the Codes.

The full texts of the Codes are available on our website at http://www.chapusa.com. We intend to disclose any amendments to, or waivers of, the Codes that are required to be disclosed by the rules of the SEC and Nasdaq on our website within four business days following the date of any such amendment or waiver.

Our Board of Directors has determined that no director should serve on more than four other boards of directors of companies with publicly traded equity securities without the approval of our Board of Directors.

On May 31, 2006, Joseph D. Mahaffey was elected to our Board of Directors, upon the Governance Committee’s recommendation, to fill a Class I vacancy resulting from our Board of Directors increasing the number of directors from 7 to 8 members on April 12, 2006. Mr. Mahaffey currently serves as a member of both our Compensation Committee and our Governance Committee.

The Governance Committee has recommended to our Board of Directors that Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams be nominated for re-election as Class I directors at this year’s annual meeting of stockholders. Our Board of Directors accepted that recommendation and has nominated each of Eugenio Clariond, Joseph D. Mahaffey and Elizabeth C. Williams for election to our Board of Directors and unanimously recommends you vote FOR their re-election.

Audit Committee. Joseph M. Grant, Ian Wachtmeister and Elizabeth C. Williams currently serve on our Audit Committee, with Ms. Williams serving as its Chair. The purpose of our Audit Committee is to provide assistance to our Board of Directors in fulfilling its responsibility relating to corporate accounting and financial matters, our financial reporting practices, and the quality and integrity of our financial reports. In addition, our Audit Committee is responsible for assisting with oversight of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; the establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and corporate policies, including a process for receipt of complaints and concerns regarding accounting, internal controls or auditing matters; the qualifications and independence of our independent auditors; and the performance of our internal audit function and independent auditor. Finally, our Audit Committee is responsible for the preparation of the report of the Audit Committee included in this proxy statement.

Our Board of Directors has determined that each member of the Audit Committee is “independent,” as independence is defined for audit committee members by the SEC and Nasdaq’s current listing standards, and is an “audit committee financial expert,” as defined by Nasdaq’s current listing standards and by the SEC.

Our Board of Directors has adopted a written charter governing the Audit Committee, a copy of which is attached to this proxy statement as Appendix I and is available on our website at http://www.chapusa.com.

Governance Committee. Our Governance Committee is currently comprised of Eugenio Clariond, Joseph D. Mahaffey and Ronald J. Gafford with Mr. Clariond serving as its Chair. The purposes of our Governance Committee are to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to our stockholders and to us and that we follow appropriate governance standards. To carry out these purposes, our Governance Committee assists our Board of Directors with:

•	identifying qualified individuals to become members of the Board of Directors;

•	determining the composition of our Board of Directors and its committees;

•	monitoring a process to assess the effectiveness of our Board of Directors;

•	developing and implementing our corporate governance guidelines; and

•	overseeing the evaluation of our Board of Directors and management.

Our Governance Committee reviews the composition of our Board of Directors and whether the addition of directors with particular experiences, skills, or characteristics would make our Board of Directors more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experience, skills, or characteristics would make our Board of Directors more effective, the Governance Committee initiates a search process to identify potential candidates. As a part of the search process, the Governance Committee may consult with other directors and members of management, and may hire a search firm to assist in identifying and evaluating potential candidates.

In evaluating candidates, our Governance Committee will consider the requirements of independence and expertise under the rules of the SEC, our obligations pursuant to any listing agreement with a stock exchange or automated quotation service, the qualification requirements for directors set forth below, and such other criteria as the Governance Committee or Board of Directors may deem appropriate. The principal qualification for service as a member of our Board of Directors is the ability to act effectively on behalf of our stockholders as a whole. In evaluating candidates, our Governance Committee will consider the following attributes:

•	character;

•	integrity;

•	judgment;

•	reputation;

•	breadth of industry, governmental, customer and/or vendor contacts;

•	skills (such as business management, finance, accounting, marketing, operations, strategic planning and/or an understanding of our industry);

•	experience with businesses and other organizations of a comparable size and in comparable industries;

•	the interplay of the candidate’s experience and skills with the experience and skills of the other members of our Board of Directors; and

•	the ability of the candidate to interact effectively with the other members of our Board of Directors.

Each person nominated to become a director should:

•	be an individual of the highest character, integrity and ethics;

•	have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

•	be free of any conflict of interest that would violate any applicable law, regulation or ethical principle or otherwise interfere with the performance of the duties of a director;

•	be willing and able to devote sufficient time to our affairs and be diligent in fulfilling the responsibilities of a director (including becoming knowledgeable regarding us and our industry; reviewing and analyzing reports and other information relevant to the Board of Directors and committee responsibilities; preparing for, attending and participating in meetings of our Board of Directors and committees; and satisfying appropriate orientation and continuing education guidelines); and

•	have the capacity and desire to represent the best interests of the stockholders as a whole and not primarily a special interest group or constituency.

Each member of our Governance Committee is “independent,” as independence for governance committee members is defined by Nasdaq’s current listing standards and by the SEC. Our Board of Directors has adopted a Governance Committee charter which governs the committee, a copy of which is available on our website at http://www.chapusa.com.

Compensation Committee. Eugenio Clariond, Joseph D. Mahaffey and Ronald J. Gafford serve on our Compensation Committee, with Mr. Gafford serving as the Chair. The purposes of the Compensation Committee are to assist our Board of Directors in carrying out its responsibilities relating to the compensation of our executive officers and directors and producing the annual report on executive compensation included in this proxy statement.

Our Board of Directors has adopted a Compensation Committee charter, a copy of which is available on our website at http://www.chapusa.com, setting forth the Compensation Committee’s responsibilities. These responsibilities include:

•	Reviewing corporate goals and objectives relative to the compensation of our Chief Executive Officer and evaluating his performance with respect to such goals;

•	Submitting a recommendation to our full Board of Directors with respect to the compensation to be paid to our Chief Executive Officer;

•	Reviewing the performance of our executive officers (other than our Chief Executive Officer) and approving the compensation of such persons;

•	Reviewing the performance and compensation of all other members of our management;

•	Formulating and administering our incentive compensation plans, including recommending to our Board of Directors, appropriate incentive goals, reviewing our results of operations and approving the payments to be made upon attainment of such goals;

•	Reviewing and approving variable contributions to be made to our retirement plans; and

•	Reviewing compensation to be paid to our non-employee directors and recommending appropriate changes to such compensation.

Each member of the Compensation Committee is “independent,” as independence for compensation committee members is defined by Nasdaq’s current listing standards and by the SEC.

Executive Committee. James M. Hoak, Jr., Tommy A. Valenta and Elizabeth C. Williams serve as members of our Executive Committee. Mr. Valenta serves as Chair of our Executive Committee. The primary responsibilities of the Executive Committee include the exercise, in the intervals between the meetings of our Board of Directors, of all of the powers of our Board of Directors in the management of our business and affairs, except as expressly limited by the Delaware General Corporation Law or our bylaws.

Communication with our Board of Directors. Interested parties, including stockholders, may communicate with our Board of Directors by sending a written communication addressed to:

Board of Directors—Stockholder Communication

Attention: Investor Relations

Chaparral Steel Company

300 Ward Road

Midlothian, Texas 76065

You may also contact our Board of Directors via the investor relations page of our website, http://www.chapusa.com. Communications that are intended specifically for any individual director, including the non-management directors as a group or our Chairman of the Board should clearly state the name of the individual director or group of directors that is the intended recipient of the communication, which will be forwarded to the designated person. We reserve the right not to forward materials that are clearly of a marketing or otherwise extraneous nature.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Eugenio Clariond, Joseph D. Mahaffey and Ronald J. Gafford serve on our Compensation Committee, with Mr. Gafford serving as the Chair. None of the current or prior members of our Compensation Committee is or was an officer or employee of Chaparral Steel Company or any of its subsidiaries and none of the members of the Compensation Committee were a party to any material transaction with us during the fiscal year ended May 31, 2006. In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors.

James M. Hoak, Jr., our Chairman of the Board (non-executive), currently serves as a director, chairperson of the audit committee, member of the governance committee and member of the compensation committee of Austin Industries, Inc. Ronald J. Gafford, one of our directors, a member our Governance Committee and Chairperson of our Compensation Committee, currently serves as the president and chief executive officer of Austin Industries.

INDEPENDENT AUDITOR

Ernst & Young LLP served as our independent auditors during the 2006 fiscal year. A representative of Ernst & Young is expected to attend the annual meeting of stockholders and will have the opportunity to make a statement and respond to appropriate questions from our stockholders.

The following table presents fees for professional audit services performed by Ernst & Young for the audit of our annual consolidated financial statements for the years ended May 31, 2005 and 2006 and fees billed for other services rendered by Ernst & Young during those periods.

	Fiscal Year Ended May 31, 2006	Fiscal Year Ended May 31, 2005
Audit Fees(1)	$481,000	$422,525
Audit-Related Fees(2)	$13,512	—
Tax Fees(3)	$39,582	$30,000
All Other Fees	—	—

(1)	Includes annual audit of consolidated financial statements, review of consolidated financial statements included in our Quarterly Reports on Forms 10-Q, and consents associated with registration statements filed with the SEC.
(2)	Includes primarily accounting consultations, consultations relating to Sarbanes Oxley compliance and access to Ernst & Young’s on-line research tool.
(3)	Includes tax compliance, tax advice and tax planning services.

The Audit Committee has, subject to maximum fee levels for each category of services, pre-approved all audit and permissible non-audit services performed by our independent auditor during the 2006 fiscal year.

None of the services described in the table above provided in fiscal 2006 were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors provides assistance to the Board of Directors in fulfilling its responsibility relating to corporate accounting and financial matters, the financial reporting practices of Chaparral Steel Company, a Delaware corporation (the “Company”), and the quality and integrity of the financial reports of the Company. The Audit Committee’s role is one of oversight, as the Company’s management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

During the fiscal year ended May 31, 2006, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the Audit Committee charter. Specifically, the Audit Committee, among other actions:

•	reviewed and discussed the Company’s quarterly and annual earnings press releases, quarterly and annual consolidated financial statements, and related periodic reports filed with the Securities and Exchange Commission (the “SEC”), with management and the independent auditor (including discussions with respect to the quality, and not just the acceptability, of the accounting principles, reasonableness of significant judgments, and the clarity of disclosures);

•	reviewed with the independent auditor, management and the internal auditor the audit scope and plan; and

•	met in periodic executive sessions with each of the independent auditor, management and the internal auditor.

In connection with the fiscal 2006 audit, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (communication with Audit Committees); and (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 for filing with the SEC.

AUDIT COMMITTEE

ELIZABETH C. WILLIAMS (CHAIR)

JOSEPH M. GRANT

IAN WACHTMEISTER

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Board”) of Chaparral Steel Company, a Delaware corporation (the “Company”), is responsible for setting incentive compensation goals for the Chief Executive Officer and determining whether such goals have been met, recommending to the Board the compensation to be paid to the Chief Executive Officer, approving the compensation payable to the Company’s executive officers (other than the Chief Executive Officer), formulating, recommending and administering the Company’s incentive compensation plans in which the Company’s executive officers participate, reviewing the Company’s operating results to determine whether incentive goals have been achieved, authorizing the payment of incentive compensation based upon the achievement of incentive goals, reviewing the compensation of the Company’s management (other than its executive officers), approving variable contributions to the Company’s retirement plans and recommending adjustments to the compensation payable to non-employee directors.

The objectives of the Company’s compensation philosophy are to attract and retain well-qualified employees and officers, provide an appropriate motivation to such persons and align the interests of management with those of stockholders. The principal elements of the Company’s compensation structure for its executive officers for the fiscal year ended May 31, 2006 included base salary, stock option awards, an incentive bonus based upon the Company’s return on assets during the fiscal year ended May 31, 2006 and an incentive bonus based upon the Company’s average return on assets during the three fiscal years ended May 31, 2004, 2005 and 2006 and employee benefits, including health insurance, vacation, life insurance, disability insurance and retirement benefits. By linking a significant portion of each executive officer’s compensation to the Company’s performance (measured by return on assets), the Company attempts to align the interests of management and its stockholders. The decision to measure the Company’s performance by its return on assets was made primarily to facilitate comparisons of our performance relative to our competitors and to focus management on productive use of the assets and strategies within their control.

The base salary component of the compensation paid to executive officers is intended to be a relatively small portion each officer’s total compensation and is determined based upon comparisons with base salaries paid to our competitors and base salary information derived from national surveys. Base salary is targeted to be at or below the average base salary paid for comparable positions with the Company’s competitors.

The incentive bonus component of each executive officer’s compensation is intended to be the largest part of his or her annual compensation and is composed of two portions—a bonus based upon the annual performance of the Company (the “One Year Plan”) and a bonus based upon the performance of the Company measured over a period of three fiscal years (the “Three Year Plan”). No incentive compensation is paid unless the Company achieves a specified threshold return on assets. Individual performance metrics are not established. Once the threshold rate of return is reached, the amount of incentive compensation payable is dependent upon the percentage return on the Company’s assets. All awards are expressed as a multiple of the base salary of the applicable executive officer. The multiples for the Three Year Plan range from 50% to 140% for executive officers (other than the Chief Executive Officer) and from 75% to 210% for the Chief Executive Officer. The multiples for the One Year Plan are not capped and start at 6% for executive officers (other than the Chief Executive Officer) and 8% for the Chief Executive Officer. By linking the largest portion of the compensation paid to executive officers to the Company’s return on assets, our compensation philosophy aligns the interests of management and stockholders. The combination of base salary and incentive bonus compensation is intended to provide compensation that allows the Company to attract and retain key personnel.

To further align the interests of management and the stockholders, the Company grants stock options to its executive officers. Granting stock options links the compensation of executive officers to increases in the price of shares of the Company’s common stock thereby focusing the attention of management on increasing the financial return to stockholders.

The base salary paid to the Company’s Chief Executive Officer and the number and pricing of options to be granted to the Chief Executive Officer during the fiscal year ended May 31, 2006 were negotiated prior to the

Company’s spin off from Texas Industries, Inc. Likewise, the Company’s One Year Plan was established by Texas Industries prior to the Company’s spin-off. The Board adopted the Three Year Plan (with performance metrics tied to return on assets in the fiscal years ended May 31, 2004, 2005 and 2006), closely patterned after the comparable plan utilized at Texas Industries. Even though certain of portions of the compensation payable to the Chief Executive Officer were pre-negotiated, the Board reviewed and either ratified or approved all aspects of the Chief Executive Officer’s compensation after the spin-off of the Company.

Section 162(m) of the Internal Revenue Code of 1986 makes certain “non-performance based” compensation paid to the Company’s Chief Executive Officer and the Company’s next four most highly compensated executive officers (the “Covered Employees”) in excess of $1,000,000 non-deductible to the Company. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). Except with respect to stock options and stock appreciation rights, to qualify as “performance-based compensation”, the Company’s stockholders must be advised of the individuals eligible to receive performance-based compensation, the performance criteria pursuant to which such compensation may be paid and the maximum amount of such compensation to be paid or the formula used to calculate such amount and the stockholders must approve the plan pursuant to which such compensation will be paid before any payments are made to Covered Employees. Except in unusual circumstances, the Company intends to structure the compensation payable to its Covered Employees to achieve maximum deductibility under Section 162(m).

COMPENSATION COMMITTEE

RONALD J. GAFFORD, CHAIRPERSON

EUGENIO CLARIOND

JOSEPH D. MAFAFFEY

APPENDIX I

CHAPARRAL STEEL COMPANY AUDIT COMMITTEE CHARTER

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF CHAPARRAL STEEL COMPANY

JULY 6, 2005

PURPOSE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Chaparral Steel Company (the “Company”) will provide assistance to the Board in fulfilling its responsibility relating to corporate accounting and financial matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Committee’s purpose is to (1) assist the Board’s oversight of the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; the establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policy, including a process for receipt of complaints and concerns regarding accounting, internal controls or auditing matters; the independent auditors’ qualification and independence; and the performance of the Company’s internal audit function and independent auditor; and (2) prepare the report of the Audit committee to be included in the Company’s proxy statement.

COMPOSITION OF THE COMMITTEE AND MEETINGS

The Committee will be composed of three or more directors as determined by the Board, each of whom shall be an “independent” director and meet all other requirements for purposes of Audit Committee membership in accordance with the rules of the Nasdaq Stock Market and any other applicable legal or regulatory requirement. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and such determination is disclosed in the Company’s proxy statement. All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee. The Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Committee is a “financial expert” as defined by the U.S. Securities and Exchange Commission (“SEC”).

Unless elected by the Board, the Committee may designate its own chairman. The Committee will have at least four regularly scheduled meetings each year, with additional meetings to be held as circumstances require. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate, and will cover any issues that arise with respect to the independent auditors, the internal audit function, the quality and integrity of the Company’s financial statements or the Company’s compliance with legal or regulatory requirements.

The Committee may form subcommittees (which may consist of one or more members) for any purpose that the Committee deems appropriate and may delegate to such subcommittees such powers and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

RESPONSIBILITIES

The Committee’s role is one of oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and detailed information regarding the Company than do Committee members; therefore, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The following functions are within the authority of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, given the circumstances.

SELECTION, EVALUATION AND OVERSIGHT OF THE AUDITORS

(a)	Appoint, evaluate and compensate the Company’s independent auditors, which shall report directly to the Committee, and determine whether to retain or, if appropriate, terminate the independent auditors;

(b)	Review and approve in advance the independent auditors’ annual engagement letter, including the scope of the audit for the fiscal year and the proposed fees contained therein, as well as any other audit and permitted non-audit engagements and relationships between the Company and such independent auditors;

(c)	Obtain at least annually from the Company’s independent auditors and review a report describing:

(i)	the independent auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

(iii)	all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1; and

(d)	Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and recommend to the Board appropriate action to oversee the independence of the auditors.

OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

(a)	Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the following:

(i)	the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(ii)	major issues (as defined by the external auditors) regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(b)	Review and discuss any significant disagreements between the Company’s independent auditors and management regarding financial reporting; and

(c)	Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work.

OVERSIGHT OF THE FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

(a)	Review the adequacy of the Company’s internal controls (including any special audit steps adopted in light of the discovery of material control deficiencies), including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through consultation with the Company’s independent auditors, management and the director of the Company’s internal auditing department;

(b)	Discuss the Company’s policies with respect to risk assessment and risk management; and

(c)

Review the type and presentation of information to be included in the Company’s earnings press releases (especially the “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and any earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

MISCELLANEOUS

(a)	Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

(b)	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

(c)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(d)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(e)	Report regularly to the Board on its activities, as appropriate; and

(f)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

ETHICAL AND LEGAL COMPLIANCE

(a)	Review with the Company’s General Counsel any legal or regulatory matter that could have a significant impact on the Company’s financial statements; and

(b)	Establish a code of ethics for the senior financial personnel of the Company in accordance with applicable laws, rules and regulations.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee will report to the Board at its next meeting (i) that the Committee has undertaken or authorized any such investigation or study and the counsel or consultants it has retained, and (ii) the results of such investigation or study after it is completed.

APPENDIX II

CHAPARRAL STEEL COMPANY

AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN

CHAPARRAL STEEL COMPANY

AMENDED AND RESTATED

2005 OMNIBUS EQUITY COMPENSATION PLAN

Chaparral Steel Company

Amended and Restated

2005 Omnibus Equity Compensation Plan

Chaparral Steel Company

Amended and Restated

2005 Omnibus Equity Compensation Plan

Article 1.	Establishment, Purpose, and Duration

1.1 Establishment. Chaparral Steel Company, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Amended and Restated 2005 Omnibus Equity Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

The Plan shall become effective upon Shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its Shareholders by strengthening the Company’s ability to attract, motivate and retain Employees and Directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for Shareholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. No Incentive Stock Options may be granted more than ten years after the Effective Date.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.

2.8 “Company” means Chaparral Steel Company, a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.9 “Director” means any individual who is a member of the Board of Directors of the Company.

2.10 “Disability” means total and permanent disability as determined by the Committee.

2.11 “Effective Date” has the meaning set forth in Section 1.1.

2.12 “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling price of a Share on the Nasdaq Stock Market or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be determined by the Committee at its discretion. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.15 “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.16 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.17 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.18 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.19 “Non-Employee Director” means a Director who is not an Employee.

2.20 “Non-Employee Director Award” means any NQSO, SAR, grant of Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award, whether singly, in combination, or in tandem, issued to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with this Plan.

2.21 “Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.25 “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.26 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.27 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.28 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.29 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.30 “Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan.

2.31 “Plan Year” means the calendar year.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.33 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.34 “Share” means a share of common stock of the Company, $0.01 par value per share.

2.35 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.36 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.37 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.	Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

3.2 Authority of the Committee. Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members, or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable; and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards. The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider. The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be four million (4,000,000) shares.

(b)	Subject to adjustment as provided in Section 4.3, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:

(i)	Four million (4,000,000) Shares that may be issued pursuant to Awards in the form of ISOs.

(ii)	Four million (4,000,000) Shares that may be issued pursuant to Awards in the form of NQSO’s.

(c)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares that may be subject to all Awards granted under the Plan to any one Participant during a calendar year is 500,000.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to Shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the maximum number of shares that may be granted to individual Participants, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in sections 4.1 (b) and (c) hereof.

Article 5.	Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 11.

Article 6.	Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11 Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options, and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.

Article 7.	Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Non-Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.	Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 20.2, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Chaparral Steel Company.

8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement. The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement.

9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Non-Transferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10.	Other Stock-Based Awards

10.1 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee. Such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.5 Non-Transferability. Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11.	Non-Employee Director Awards

Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 11 and which shall not be subject to management’s discretion. From time to time, the Committee, subject to the approval of the Board of Directors, shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, service of a Non-Employee Director as a Lead Director or the first selection or appointment of an individual to the Board as a Non-Employee Director and any subsequent reelection of such Non-Employee Director to the Board. Subject to the foregoing, the Board shall grant such Awards to Non-Employee Directors and the Non-Employee Chairman of the Board and/or the Non-Employee Lead Director and grant New Non-Employee Director Awards, as it shall from time to time determine.

Article 12.	Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Article 13.	Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14.	Deferrals

The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15.	Rights of Participants

15.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, or service as a Director, for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.4 No Third Party Beneficiaries. This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.

Article 16.	Corporate Events

Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder (each a “Corporate Event”), each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event. Unless otherwise set forth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate. Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation of which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.

Article 17.	Amendment, Modification, Suspension and Termination

17.1 Amendment, Modification, Suspension and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s Shareholders and except as provided in Sections 4.3 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without Shareholder approval if Shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the listing requirements of the Nasdaq Stock Market.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18.	Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.	General Provisions

20.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

20.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Employees, Directors and Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or have Employees, Directors or Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.16 Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.18 Jury Waiver. Every Participant, every person claiming under or through a Participant, and the Company hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

20.19 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation the Company and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

APPENDIX III

CHAPARRAL STEEL COMPANY

2006 OMNIBUS INCENTIVE PLAN

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CHAPARRAL STEEL COMPANY

2006 OMNIBUS INCENTIVE PLAN

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1.	Purpose		III-4

2.	Definitions		III-4
	(a)	“Annual Incentive Award”	III-4
	(b)	“Annual Incentive Award Performance Period”	III-4
	(c)	“Award”	III-4
	(d)	“Beneficial Owner”	III-4
	(e)	“Board”	III-4
	(f)	“Business Day”	III-4
	(g)	“Cause”	III-4
	(h)	“Change of Control”	III-4
	(i)	“Code”	III-5
	(j)	“Committee”	III-5
	(k)	“Covered Employee”	III-6
	(l)	“Effective Date”	III-6
	(m)	“Eligible Person”	III-6
	(n)	“Exchange Act”	III-6
	(o)	“Fair Market Value”	III-6
	(p)	“Good Reason”	III-6
	(q)	“Listing Requirement”	III-7
	(r)	“Omnibus Equity Plan”	III-7
	(s)	“Participant”	III-7
	(t)	“Performance Award”	III-7
	(u)	“Person”	III-7
	(v)	“Qualified Member”	III-7
	(w)	“Rule 16b-3”	III-7
	(x)	“Securities Act”	III-7
	(y)	“Stock”	III-7
	(z)	“Subsidiary”	III-7
	(aa)	“Voting Securities”	III-7

3.	Administration		III-7
	(a)	Authority of the Committee	III-7
	(b)	Manner of Exercise of Committee Authority	III-8
	(c)	Limitation of Liability	III-9

4.	Eligibility; Per Person Award Limitations		III-9

5.	Performance and Annual Incentive Awards		III-9
	(a)	Grant of Performance Awards and Annual Incentive Awards Performance Conditions	III-9
	(b)	Performance Goals Applicable to Performance Awards and Annual Incentive Awards	III-9
	(c)	Performance Awards	III-10
	(d)	Annual Incentive Awards	III-11
	(e)	Written Determinations and Certification	III-13
	(f)	Status of Awards under Section 162(m) of the Code	III-13

6.	General Provisions		III-13
	(a)	Taxes	III-13
	(b)	Changes to this Plan and Awards	III-13
	(c)	Limitation on Rights Conferred Under Plan	III-14
	(d)	Unfunded Status of Awards	III-14
	(e)	Nonexclusivity of this Plan	III-14
	(f)	Fractional Shares	III-14
	(g)	Severability	III-14
	(h)	Governing Law	III-14
	(i)	Conditions to Delivery of Stock	III-15
	(j)	Plan Effective Date and Stockholder Approval	III-15

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CHAPARRAL STEEL COMPANY

2006 OMNIBUS INCENTIVE PLAN

1.	Purpose. The purpose of the Chaparral Steel Company 2006 Omnibus Incentive Plan (the “Plan”) is to provide a means through which Chaparral Steel Company, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able persons as employees of the Company and provide such employees with incentive and reward opportunities designed to enhance the profitable growth of the Company and benefit the stockholders of the Company. Accordingly, this Plan provides for granting Performance Awards and Annual Incentive Awards, as described below, as is best suited to the circumstances of the particular individual and the needs of the Company as provided herein.

2.	Definitions. For purposes of this Plan, the following terms will be defined as set forth below, in addition to such terms defined in Section 1 of this Plan:

(a)	“Annual Incentive Award” means a conditional right granted to a Participant under Section 5(d) of this Plan to receive (after the end of a specified fiscal year or other twelve (12) month period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(b)	“Annual Incentive Award Performance Period” means (i) each fiscal year of the Company or other twelve (12) month period identified by the Committee as being a performance measurement period with respect to one or more Annual Incentive Awards or (ii) any other period ending at such other date as may be required or permitted in the case of Annual Incentive Awards intended to be “performance-based compensation” under section 162(m) of the Code.

(c)	“Award” means any Annual Incentive Award or Performance Award granted to a Participant under this Plan.

(d)	“Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.

(e)	“Board” means the Company’s Board of Directors.

(f)	“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(g)	“Cause” means (i) the commission by the Participant of an intentional act of fraud, embezzlement or theft in connection with the Participant’s duties or in the course of the Participant’s employment with the Company; (ii) intentional wrongful damage by the Participant to property of the Company; (iii) intentional wrongful disclosure by the Participant of secret processes or confidential information of the Company; or (iv) gross dereliction in the performance of the Participant’s obligations as an employee of the Company; and any such act will have been materially harmful to the Company. No act, or failure to act, on the part of a Participant will be deemed “intentional” or to be a “gross dereliction” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” or to be a “gross dereliction” only if done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or not opposed to the best interests of the Company; provided, however, that if the Participant has an employment agreement with the Company or a Subsidiary, the term “Cause” will mean cause as defined in such employment agreement.

(h)	“Change of Control” means the occurrence of any of the following events:

(i)	The Company is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding equity interests in the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Securities of the Company immediately prior to such transaction;

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(ii)	The Company sells (directly or indirectly, whether in a single transaction or series of related transactions) all or substantially all of its assets (including, without limitation, by means of the sale of the assets of or equity interests in one or more direct or indirect subsidiaries of the Company) to any individual or to any corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting interests (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such sale;

(iii)	Any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes (subsequent to the Effective Date) the Beneficial Owner of securities representing thirty-three percent (33%) or more of the Voting Securities;

(iv)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing on Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

(v)	If during any one (1) year period, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two thirds of (A) the directors of the Company then still in office who were directors of the Company at the beginning of any such period, or (B) the directors of the Company whose nomination and/or election was approved by the directors referenced in clause (A) immediately preceding.

Notwithstanding the foregoing provisions of Section 2(h)(iii) or 2(h)(iv) of this Plan, a “Change of Control” will not be deemed to have occurred for purposes of this Plan solely because (1) the Company; (2) a corporation or other legal entity in which the Company directly or indirectly beneficially owns one hundred percent (100%) of the voting securities of such entity; or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any wholly-owned subsidiary of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D 1, Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Securities, whether in excess of thirty-three percent (33%) or otherwise, or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership. As used in connection with the definition of “Change of Control,” references to the Company will be deemed to include any successor of the Company, references to directors of the Company will be deemed to include any persons performing similar functions on behalf of any successor of the Company, references to the stockholders of the Company will be deemed to include holders of equity interests in any successor of the Company and references to Voting Securities will be deemed to include voting equity interests in any successor of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)	“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee will consist solely of two or more directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

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(k)	“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 5(f) of this Plan.

(l)	“Effective Date” means June 1, 2006.

(m)	“Eligible Person” means all officers and employees of the Company or of any Subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(o)	“Fair Market Value” means with respect to a share of Stock, as of any date:

(i)	if the Stock is listed or admitted to trade on a national securities exchange, the weighted average sales price of the Stock on the composite tape of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading in shares of Stock on such date, then the weighted average sales price of the Stock as quoted on such composite tape on the next preceding date on which there was trading in the Stock;

(ii)	if the Stock is not listed or admitted to trade on a national securities exchange, then the weighted average sales price of the Stock as quoted on the Global Select Market System of The Nasdaq Stock Market, Inc. or, if there is no trading in shares of Stock on such date, then the weighted average sales price of the Stock as quoted on the Global Select Market System of The Nasdaq Stock Market, Inc. on the next preceding date on which there was trading in the Stock;

(iii)	if the Stock is not listed or admitted to trade on a national securities exchange or the Global Select Market System of The Nasdaq Stock Market, Inc., the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or, if there is no trading in shares of Stock on such date, then the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information on the next preceding date on which there was trading in the Stock; or

(iv)	if the Stock is not listed or admitted to trade on a national securities exchange or the Global Select Market System of The Nasdaq Stock Market, Inc. and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the value established by the Board in good faith.

Fair market value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

(p)	“Good Reason” means:

(i)	a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position(s) with the Company which the Participant held immediately prior to the settlement of an Award;

(ii)	a reduction in the Participant’s base salary or bonus opportunity from that in effect immediately prior to the settlement of an Award;

(iii)	the termination of the Participant’s rights to any employee benefits to which the Participant was entitled immediately prior to the settlement of an Award or a reduction in scope or value thereof without the prior written consent of the Participant;

(iv)	any material breach by the Company of its obligations pursuant to an Award;

(v)

an involuntary relocation of the Participant’s primary workplace which would increase the Participant’s daily commute distance to more than fifty (50) miles (one-way) or any requirement that the Participant travel away from the Participant’s office in the course of discharging the

III-6

Participant’s responsibilities or duties significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Participant immediately prior to the settlement of an Award without, in either case, the Participant’s prior consent; or

(vi)	a failure of a successor entity to assume the obligations under the Plan and all then outstanding Awards,

any of which is not remedied within ten (10) calendar days after receipt by the Company of written notice from the Participant of such change, reduction or termination, as the case may be.

(q)	“Listing Requirement” means the applicable requirements of any listing agreement pursuant to which the securities of the Company are listed and registered or admitted to unlisted trading privileges on a securities exchange or consolidated transaction reporting system.

(r)	“Omnibus Equity Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan.

(s)	“Participant” means a person who has been granted an Award under this Plan that remains outstanding.

(t)	“Performance Award” means a conditional right granted to a Participant under Section 5(c) of this Plan to receive (after the end of a specified fiscal year or other period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(u)	“Person” will mean any individual, group, partnership, limited liability company, corporation, association, trust, or other entity or organization.

(v)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

(w)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect.

(x)	“Securities Act” means the Securities Act of 1933, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(y)	“Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock.

(z)	“Subsidiary” means any corporation or other entity a majority of the combined voting power of the outstanding Voting Securities of which is owned, directly or indirectly, by the Company.

(aa)	“Voting Securities” means with respect to any Person any securities or interests that vote generally in the election of directors, in the admission of general partners or members, or in the selection of any other similar governing body of such Person.

3.	Administration.

(a)	Authority of the Committee. This Plan will be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” will be deemed to include references to the “Board.” Unless required by applicable law, nothing contained herein will be deemed to authorize or require the Committee to violate (by action or inaction) any Listing Requirement. Subject to the express provisions of this Plan, Rule 16b-3, and all applicable Listing Requirements, the Committee will have the authority, in its sole and absolute discretion, to:

(i)	adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan;

III-7

(ii)	determine the Eligible Persons to whom, and the time or times at which, Awards will be granted;

(iii)	determine the amount of cash, the number of shares of Stock, the amount of other property or any combination thereof, that will be the subject of each Award;

(iv)	determine the terms and conditions of each Award (which need not be identical) and communicate or cause to be communicated such terms and conditions to the Eligible Person;

(v)	make determinations of the Fair Market Value of the Stock pursuant to this Plan;

(vi)	delegate its duties under this Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code;

(vii)	subject to ratification by the Board, terminate, modify, or amend this Plan; and

(viii)	make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

Subject to Rule 16b-3, section 162(m) of the Code and applicable Listing Requirements, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry this Plan into effect, and the Committee will be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) will be final and conclusive.

(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee (i) relating to an Award granted or to be granted to a Participant who is then either (A) subject to section 16 of the Exchange Act in respect of the Company or (B) an “executive officer” within the meaning of applicable Listing Requirements, or (ii) relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either:

(i)	by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or

(ii)	by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from discussion or approval of such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.

Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), will be the action of the Committee for purposes of this Plan. Any action of the Committee will be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, will not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee will determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, will not violate any applicable Listing Requirement and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

III-8

(c)	Limitation of Liability. The Committee and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and will, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.	Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. In any twelve (12) month period specified by the Committee, during any part of which this Plan is in effect, a Covered Employee may not be granted Awards equal to more than ten million dollars ($10,000,000). In the case of Performance Awards which are based on a period in excess of twelve (12) months, this annual limit will be multiplied by the number of years, or portions thereof in the performance period (e.g., if the performance period is 24 months, the limit will be twenty million dollars ($20,000,000). In the event that Awards granted under this Plan are settled in Stock, the per person Award limit set forth in this Section 4 will be determined based on the Fair Market Value of such Stock on the date the Award is settled in Stock or on the first trading date that is not within the “black-out period” prescribed by the Company’s Insider Trading Policy following the date the Award is settled in Stock, as specified in the Award agreement. Stock Awards will be issued under the Omnibus Equity Plan, as “Other Stock-Based Awards” under Article 10 of the Omnibus Equity Plan and will count against maximum share limit under the Omnibus Equity Plan.

5.	Performance and Annual Incentive Awards.

(a)	Grant of Performance Awards and Annual Incentive Awards Performance Conditions. The right of a Participant to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Such performance conditions need not be uniform. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 5(c) and 5(d) of this Plan in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code. Performance Awards will be based on the period specified by the Committee, as described in Section 5(c)(i). Annual Incentive Awards will be based on the Company’s fiscal year or other twelve (12) month period specified by the Committee, as described in Section 5(d)(i).

(b)	Performance Goals Applicable to Performance Awards and Annual Incentive Awards

(i)	Performance Goals Generally. The performance goals for such Performance Awards and Annual Incentive Awards will consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5(b). Performance goals will be objective and will otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals that are “substantially uncertain.” The Committee may determine that such Performance Awards and/or Annual Incentive Awards will be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant and/or settlement of such Performance Awards or Annual Incentive Awards. Performance goals may differ for Performance Awards and/or Annual Incentive Awards granted to any one Participant or to different Participants.

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(ii)	Business and Individual Performance Criteria.

(A)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), will be used by the Committee in establishing performance goals for such Performance Awards and Annual Incentive Awards: (1) earnings per share; (2) revenues; (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) net income per share; (17) pretax earnings; (18) pretax earnings before interest depreciation and amortization; (19) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (20) operating income; (21) total stockholder return; (22) debt reduction; (23) stock price; (24) market share; and (25) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

(B)	Individual Performance Criteria. The grant and/or settlement of Performance Awards and/or Annual Incentive Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code or any applicable Listing Requirement, such criteria will be approved by the stockholders of the Company.

(c)	Performance Awards. Performance Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Performance Award may be made contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5(c).

(i)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards will be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals will be established not later than the earlier of (i) ninety (90) days after the beginning of any performance period, (ii) the expiration of twenty five percent (25%) of the performance period applicable to such Performance Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)	Performance Award Pool. The Committee may establish a Performance Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Performance Awards. The amount of such Performance Award pool will be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(c)(i) of this Plan. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such criteria.

(iii)

Calculation of Performance Awards. Not later than ninety (90) days following the expiration of each performance period, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee will calculate the amounts payable to each Participant granted a Performance Award

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with respect that performance period, either out of a Performance Award pool established under Section 5(c)(ii) of this Plan or out of an individual Performance Award. In the case of an individual Performance Award intended to qualify under section 162(m) of the Code, the amount payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given performance period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee. In all cases, the maximum Performance Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan. In the case of a Performance Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(e) of this Plan.

(iv)	Settlement of Performance Awards. Performance Awards will be settled (i.e. paid) after the end of each performance period and calculation of the amount of Performance Awards pursuant to Section 5(c)(iii) of this Plan (including, to the extent applicable, the certification of such awards pursuant to Section 5(e)). Settlement of Performance Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement. Any Stock awarded in settlement of a Performance Award may be subject to a vesting schedule as determined by the Committee. The Committee may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to the requirements of section 162(m) of the Code. A Performance Award will be paid to the Participant as soon as administratively feasible following the end of the performance period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Performance Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the performance period, except as provided in this Section 5(c)(iv). No pro rata payment of any Performance Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v), pro rata payment of any such Performance Award may be made to a Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control. Further, pro rata payment of a Performance Award may be made to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason. With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of a Performance Award in its sole and absolute discretion. In the event that payment of a Performance Award to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(d)	Annual Incentive Awards. Annual Incentive Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Annual Incentive Award will be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5(d).

(i)

Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Annual Incentive Awards will be measured over an Annual Incentive Award Performance Period. Performance goals will be established not later than the

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earlier of (i) ninety (90) days after the beginning of any Annual Incentive Award Performance Period, (ii) the expiration of twenty five percent (25%) of the Annual Incentive Award Performance Period applicable to such Annual Incentive Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Annual Incentive Awards. The amount of such Annual Incentive Award pool will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(d)(i) of this Plan. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such business criteria.

(iii)	Calculation of Annual Incentive Awards. Not later than ninety (90) days following the expiration of each Annual Incentive Award Performance Period, the Committee will calculate the amounts payable to each Participant granted an Annual Incentive Award with respect to that Annual Incentive Award Performance Period, either out of an Annual Incentive Award pool established under Section 5(d)(ii) of this Plan or out of an individual Annual Incentive Award. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given Annual Incentive Award Performance Period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan. In the case of an Annual Incentive Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(e) of this Plan.

(iv)

Settlement of Annual Incentive Awards. Annual Incentive Awards will be settled (i.e., paid) after the end of each Annual Incentive Award Performance Period and the calculation of the amount of such Awards pursuant to Section 5(d)(iii) (including, to the extent applicable, the certification of such awards pursuant to Section 5(e)). Settlement of Annual Incentive Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement. Any Stock awarded in settlement of an Annual Incentive Award may be subject to a vesting schedule as determined by the Committee. The Committee may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. Annual Incentive Awards will be paid to the Participant as soon as administratively feasible following the end of the Annual Incentive Award Performance Period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Annual Incentive Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the Annual Incentive Award Performance Period, except as provided in this Section 5(d)(iv). No pro rata payment of any Annual Incentive Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v), pro rata payment of any such Annual Incentive Award may be made to any Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control. Further, pro rata payment of an Annual Incentive Award may be made to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason. With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of Annual Incentive Awards in it sole and absolute discretion. In

III-12

the event that payment of Annual Incentive Awards to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(e)	Written Determinations and Certification. All determinations by the Committee (i) as to the establishment of performance goals or the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 5(c), and (ii) as to the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and as to the achievement of performance goals relating to Annual Incentive Awards under Section 5(d), will be made in writing and otherwise comply with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(f)	Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 5(c) and 5(d) of this Plan granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) will, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 5(b), (c), (d), (e) and (f), including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. However, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein will mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to a Performance Award or Annual Incentive Award that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

6.	General Provisions.

(a)	Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority will include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(b)

Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan will be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or any applicable Listing Requirement, and the Board may otherwise, in its discretion, determine to submit

III-13

other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Further, with respect to Stock Awards that are issued as “Other Stock-Based Awards” under Article 10 of the Omnibus Equity Plan, the Committee’s power to make certain amendments to such Awards is limited by the terms of the Omnibus Equity Plan.

(c)	Limitation on Rights Conferred Under Plan. Neither this Plan nor any action taken hereunder will be construed as:

(i)	giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary;

(ii)	interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time;

(iii)	giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees; or

(iv)	conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(d)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for Awards.

(e)	Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan will be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person will have any claim against the Company or any Subsidiary as a result of any such action.

(f)	Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(g)	Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of this Plan, but such provision will be fully severable and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act), then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that this Plan or such Award should not comply with Rule 16b-3) If any of the terms or provisions of this Plan conflict with the requirements of any applicable Listing Requirement or any applicable law, rule or regulation, then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict.

(h)

Governing Law. All questions arising with respect to the provisions of this Plan and Awards will be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the

III-14

Company to deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, or delivery of such Stock.

(i)	Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement will require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of delivery of any Stock upon settlement of an Award, the Company may, as a condition precedent to such delivery, require from the Participant (or in the event of the Participant’s death, from the Participant’s legal representatives, heirs, legatees or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, the holder’s legal representatives, heirs, legatees or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, and any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Stock will be deliverable unless and until the holder thereof has performed services for the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock deliverable to such Award.

(j)	Plan Effective Date and Stockholder Approval. This Plan was adopted by the Committee on July 11, 2006 and will become effective as of June 1, 2006 upon approval by the stockholders of the Company at the annual meeting occurring August 29, 2006.

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CHAPARRAL STEEL COMPANY

Annual Meeting of Stockholders – August 29, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Chaparral Steel Company, a Delaware corporation (the “Company”), hereby appoints Tommy A. Valenta and Robert E. Crawford, Jr., and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of the common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held on Tuesday, August 29, 2006, at 9:00 A.M., local time, at the Salons Meeting Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the annual meeting (receipt of which are hereby acknowledged), and upon any other business that may properly come before such annual meeting.

The shares represented by this proxy card will be voted as specified on the reverse side, but if no specification is made, the proxies named above intend to vote the shares at their discretion FOR the election of the nominees listed in the Proxy Statement for the annual meeting, FOR the proposal to ratify the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan and FOR the proposal to approve the Company’s 2006 Omnibus Incentive Plan, and otherwise at the discretion of the proxies.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed, on the reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

You can now access your Chaparral Steel Company account online.

Access your Chaparral Steel Company stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Chaparral Steel Company, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
	Please Mark Here for Address Change or Comments and note it on the	☐
REVERSE SIDE.

1.	Election of Directors	FOR ALL	WITHHELD FOR ALL
	Nominees:	☐	☐
01 Eugenio Clariond
02 Joseph D. Mahaffey
03 Elizabeth C. Williams
(Instruction: To withhold authority to vote for any individual or nominee, write that nominee’s name on the lines below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the Amended and Restated 2005 Omnibus Equity Compensation Plan	☐	☐	☐

3.	To approve the 2006 Omnibus Incentive Plan	☐	☐	☐

4.	To transact other such business that may properly come before the meeting		I PLAN TO ATTEND THIS MEETING		☐

Signature	Signature	Date

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held by joint tenants, all should sign.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/chap Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your shares by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view our 2006 Annual Report and Proxy Statement

on the Internet at http://chapusa.com